Exhibit 4.1



                                CREDIT AGREEMENT


                           DATED AS OF APRIL 10, 1996


                                      AMONG

                    RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
                     RICHMOND AMERICAN HOMES OF MARYLAND, INC.
                      RICHMOND AMERICAN HOMES OF NEVADA, INC.
                     RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
                           RICHMOND AMERICAN HOMES, INC.
                               RICHMOND HOMES, INC. I
                                         and
                                RICHMOND HOMES, INC. II
                                     as Borrowers

                                         AND

                               THE BANKS NAMED HEREIN
                                       as Banks

                                         AND

                                 BANK ONE, ARIZONA, NA
                                       as Agent

                                 TABLE OF CONTENTS


                                                                          Page

ARTICLE I             DEFINITIONS..........................................  1

ARTICLE II            THE CREDITS.......................................... 22

         2.1          Commitment........................................... 22
         2.2          Required Payments.................................... 22
         2.3          Ratable Loans........................................ 23
         2.4          Types of Advances.................................... 23
         2.5          Fees; Reduction in Commitment........................ 23
         2.6          Minimum Amount of Each Advance....................... 25
         2.7          Optional Principal Payments.......................... 25
         2.8          Method of Selecting Types and Interest
                        Periods for New Advances........................... 26
         2.9          Conversion and Continuation of Outstanding Advances.. 27
         2.10         Changes in Interest Rate, etc........................ 28
         2.11         Determination of Applicable Margins and Applicable
                        Unused Commitment Rate............................. 28
         2.12         Rates Applicable After Event of Default.............. 29
         2.13         Method of Payment.................................... 29
         2.14         Notes; Telephonic Notices............................ 30
         2.15         Interest Payment Dates; Interest Basis............... 30
         2.16         Notification of Advances, Interest Rates,
                        Prepayments and Commitment Reductions.............. 30
         2.17         Lending Installations................................ 30
         2.18         Non-Receipt of Funds by Agent........................ 30
         2.19         Swing Line........................................... 31
         2.20         Withholding Tax Exemption............................ 32
         2.21         Extension of Facility Termination Date............... 33
         2.22         Conversion Period.................................... 35
         2.23         Replacement of Certain Banks......................... 40

ARTICLE III           CHANGE IN CIRCUMSTANCES.............................. 41

         3.1          Yield Protection..................................... 41
         3.2          Changes in Capital Adequacy Regulations.............. 42
         3.3          Availability of Types of Advances.................... 43
         3.4          Funding Indemnification.............................. 43
         3.5          Bank Statements; Survival of Indemnity............... 43

ARTICLE IV            THE LETTER OF CREDIT FACILITY........................ 44

         4.1          Facility Letters of Credit........................... 44
         4.2          Limitations.......................................... 44
         4.3          Conditions........................................... 45
         4.4          Procedure for Issuance of Facility Letters of Credit..46
         4.5          Duties of Issuing Bank............................... 47
         4.6          Participation........................................ 48
         4.7          Compensation for Facility Letters of Credit.......... 50
         4.8          Issuing Bank Reporting Requirements.................. 51
         4.9          Indemnification; Nature of Issuing Bank's Duties..... 52
         4.10         No Obligation to Issue............................... 53
         4.11         Obligations of Issuing Bank and Other Banks.......... 53

ARTICLE V             CONDITIONS PRECEDENT................................. 54

         5.1          Initial Advance...................................... 54
         5.2          Each Advance......................................... 55

ARTICLE VI            REPRESENTATIONS AND WARRANTIES....................... 56

         6.1          Existence and Standing............................... 56
         6.2          Authorization and Validity........................... 57
         6.3          No Conflict; Government Consent...................... 57
         6.4          Financial Statements................................. 57
         6.5          Material Adverse Change.............................. 58
         6.6          Taxes................................................ 58
         6.7          Litigation and Contingent Obligations................ 58
         6.8          Subsidiaries......................................... 58
         6.9          ERISA................................................ 58
         6.10         Accuracy of Information.............................. 58
         6.11         Regulation U......................................... 59
         6.12         Material Agreements.................................. 59
         6.13         Labor Disputes and Acts of God....................... 59
         6.14         Ownership............................................ 59
         6.15         Operation of Business................................ 59
         6.16         Laws; Environment.................................... 59
         6.17         Investment Company Act............................... 60
         6.18         Public Utility Holding Company Act................... 60
         6.19         Subordination Provisions............................. 60
         6.20         Indenture Provisions................................. 60

ARTICLE VII           AFFIRMATIVE COVENANTS................................ 61

         7.1          Financial Reporting.................................. 61
         7.2          Use of Proceeds...................................... 63
         7.3          Notice of Event of Default........................... 64
         7.4          Conduct of Business.................................. 64
         7.5          Taxes................................................ 64
         7.6          Insurance............................................ 64
         7.7          Compliance with Laws................................. 64
         7.8          Maintenance of Properties............................ 64
         7.9          Inspection........................................... 65
         7.10         Environment.......................................... 65

ARTICLE VIII          NEGATIVE COVENANTS................................... 65

         8.1          Dividends............................................ 65
         8.2          Indebtedness......................................... 66
         8.3          Merger............................................... 67
         8.4          Sale of Assets....................................... 68
         8.5          Investments and Acquisitions......................... 68
         8.6          Liens................................................ 70
         8.7          Affiliates........................................... 72
         8.8          Modifications to Certain Indebtedness................ 73
         8.9          Amendments........................................... 73

ARTICLE IX            FINANCIAL COVENANTS.................................. 73

         9.1          Minimum Consolidated Tangible Net Worth.............. 73
         9.2          Leverage Test; Interest Coverage Test................ 73
         9.3          Net Worth............................................ 75
         9.4          Spec Unit Inventory.................................. 75

ARTICLE X             EVENTS OF DEFAULT.................................... 76

         10.1         Representations and Warranties....................... 76
         10.2         Non-payment.......................................... 76
         10.3         Other Defaults....................................... 76
         10.4         Other Indebtedness................................... 76
         10.5         Bankruptcy........................................... 77
         10.6         Receiver............................................. 77
         10.7         Judgment............................................. 77
         10.8         Unfunded Liabilities................................. 78
         10.9         Withdrawal Liability................................. 78
         10.10        Increased Contributions.............................. 78

         10.11        Change in Control.................................... 78
         10.12        Dissolution.......................................... 78
         10.13        Guaranty............................................. 78
         10.14        Collateral........................................... 78
         10.15        No Defaults.......................................... 78

ARTICLE XI            ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....... 79

         11.1         Acceleration......................................... 79
         11.2         Amendments........................................... 80
         11.3         Preservation of Rights............................... 80
         11.4         New Borrowers........................................ 81

ARTICLE XII           GENERAL PROVISIONS................................... 81

         12.1         Survival of Representations.......................... 81
         12.2         Governmental Regulation.............................. 81
         12.3         Taxes................................................ 82
         12.4         Headings............................................. 82
         12.5         Entire Agreement..................................... 82
         12.6         Nature of Obligations; Benefits of this Agreement.... 82
         12.7         Expenses; Indemnification............................ 82
         12.8         Numbers of Documents................................. 83
         12.9         Accounting........................................... 83
         12.10        Severability of Provisions........................... 83
         12.11        Nonliability of Banks and Issuing Bank............... 83
         12.12        CHOICE OF LAW........................................ 83
         12.13        Arbitration.......................................... 83
         12.14        CONSENT TO JURISDICTION.............................. 85
         12.15        WAIVER OF JURY TRIAL................................. 85
         12.16        Confidentiality...................................... 85

ARTICLE XIII          AGENT................................................ 86
         13.1         Appointment.......................................... 86
         13.2         Powers............................................... 86
         13.3         General Immunity..................................... 86
         13.4         No Responsibility for Loans, Recitals, etc........... 86
         13.5         Action on Instructions of Banks...................... 86
         13.6         Employment of Agents and Counsel..................... 87
         13.7         Reliance on Documents; Counsel....................... 87
         13.8         Agent's Reimbursement and Indemnification............ 87
         13.9         Rights as a Bank or Issuing Bank..................... 87
         13.10        Bank Credit Decision................................. 88

         13.11        Successor Agent...................................... 88
         13.12        Agent's Fee.......................................... 89

ARTICLE XIV           RATABLE PAYMENTS..................................... 89

         14.1         Ratable Payments..................................... 89

ARTICLE XV            BENEFIT OF AGREEMENT, ASSIGNMENTS;
                      PARTICIPATIONS....................................... 89

         15.1         Successors and Assigns............................... 89
         15.2         Participations....................................... 90
                      15.2.1    Permitted Participants; Effect............. 90
                      15.2.2    Voting Rights.............................. 90
                      15.2.3    Waiver of Setoff........................... 90
         15.3         Assignments.......................................... 90
                      15.3.1    Permitted Assignments...................... 90
                      15.3.2    Effect; Effective Date..................... 90
         15.4         Dissemination of Information......................... 91
         15.5         Tax Treatment........................................ 91

ARTICLE XVI           NOTICES.............................................. 91

         16.1         Giving Notice........................................ 91
         16.2         Change of Address.................................... 92

ARTICLE XVII          COUNTERPARTS......................................... 92

                      LIST OF SCHEDULES AND EXHIBITS

EXHIBITS:

Exhibit A             Form of Deed of Trust
Exhibit B             Form of Mortgage
Exhibit C             Form of Environmental Agreement
Exhibit D             Form of Guaranty
Exhibit E             Form of Note
Exhibit F             Form of Opinion of Haligman & Lottner
Exhibit G             Form of Certificate of General Counsel
Exhibit H             Form of Opinion of Local Counsel
Exhibit I             Form of Borrowing Notice
Exhibit J             Form of Compliance Certificate of Authorized Officer
                      (Financial Covenant Tests)
Exhibit K             Form of Assignment (with Form of Notice of Assignment
                      attached)

SCHEDULES:

Schedule "1"          Refinanced Loans

Schedule "2.21"       Terms Relating to Last 24 Months of Term/No Extension

Schedule "2.22"       Terms Relating to Conversion Period

Schedule "6.3"        Required Orders, Consents and Approvals

Schedule "8.2(ii)"    Existing Indebtedness

Schedule "8.6(iv)"    Existing Liens

                               CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of April 10, 1996, among the Borrowers named herein, the Banks listed on the signature pages of this Agreement, and BANK ONE, ARIZONA, NA, a national banking association, as Agent. The parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Guarantor or any Borrower (i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors
(other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or other ownership interests of a partnership, joint venture, limited liability company or other similar business organization.

         "Adjusted Consolidated Tangible Net Worth" means Consolidated Tangible Net Worth, plus (i) Indebtedness evidenced by the Convertible Subordinated Notes, but only to the extent that the maturity date of such Indebtedness will occur after the Facility Termination Date, and (ii) any other Public Indebtedness constituting convertible subordinated notes with convertible and subordination features similar to the Convertible Subordinated Notes, but only to the extent that the maturity date of such Indebtedness will occur after the Facility Termination Date. Adjusted Consolidated Tangible Net Worth shall specifically not include the Net Worth of any Subsidiary (taken as a whole on a consolidated basis) engaged primarily or substantially in the business of mortgage lending or asset management. As used in this definition, "Net Worth" means, as to each such Subsidiary (taken as a whole on a consolidated basis), the sum of (A) all capital accounts (including without limitation, any paid-in capital, capital surplus, and retained earnings), less (B) all advances or other sums or consideration paid and outstanding from such Subsidiary to Guarantor, all as determined in conformity with Agreement Accounting Principles.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by Banks (or Swing Line Advances made by Bank
One) to a Borrower of the same Type and, in the case of a LIBOR Advance, for the same Interest Period.

         "Affected Bank" is defined in Section 2.23.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person beneficially owns (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One, Arizona, NA, a national banking association, in its capacity as agent for Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to
Article XIII.

         "Aggregate Available Credit" means the aggregate of the Available Credits of all of Banks.

         "Aggregate Commitment" means the aggregate of the Commitments of all Banks, as reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $150,000,000.

         "Aggregate Debt Coverage Test" is defined in Section 9.3(b).

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" is defined in Section 12.9.

         "Applicable   Floating   Rate  Margin"   means,   as  at  any  date  of
determination, the margin indicated in Section 2.11 as then applicable in the determination of the Floating Rate.

         "Applicable   Letter  of  Credit  Rate"  means,   as  at  any  date  of
determination, the rate per annum indicated in Section 4.7(b) as then applicable in the determination of the Facility Letter of Credit Fee under Section 4.7.

         "Applicable LIBOR Rate Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of LIBOR Rates.

         "Applicable Margin(s)" means the Applicable LIBOR Rate Margin and/or the Applicable Floating Rate Margin, as the case may be.

         "Applicable   Unused   Commitment  Rate"  means,  as  at  any  date  of
determination, the rate per annum indicated in Section 2.11 as then applicable in the determination of the Unused Commitment Fee under Section 2.5(b).

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any one or more of the Chairman, President, Senior Vice President or any Vice President, Chief Financial Officer, or other officer of each Borrower or Guarantor, as applicable, acting singly or together, in accordance with the applicable resolutions and bylaws of such Borrower or Guarantor.

         "Available Credit" means, at any date with respect to any Bank, the amount (if any) by which such Bank's Commitment exceeds the sum of (i) the outstanding principal balance of such Bank's Loans as of such date, plus (ii) such Bank's ratable share (determined in accordance with Section 4.6) of the Facility Letter of Credit Obligations as of such date.

         "Bank One" means Bank One, Arizona, NA, in its individual capacity, and its successors.

         "Banks" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Borrowers" means RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES, INC., a Delaware corporation, RICHMOND HOMES, INC. I, a Delaware corporation, and RICHMOND HOMES, INC. II, a Delaware corporation, and their successors and assigns, and any Subsidiary that shall hereafter become a Borrower in accordance with Section 11.4 hereof, and any successors and assigns of any of the foregoing.
"Borrower" means any one of the Borrowers.

         "Borrowing Base" means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum of the following assets of each Borrower (but only to the extent that such assets are not subject to any Liens other than Permitted Liens):

          (i)      the Receivables, multiplied by ninety percent (90%), plus

          (ii) the book value of Presold Units, multiplied by eighty percent (80%), plus

          (iii) the book value of Spec Units, multiplied by seventy percent (70%), plus

          (iv) the book value of Model Units, multiplied by seventy percent (70%), plus

          (v) the book value of Land Under Development, multiplied by fifty percent (50%);

provided, however, that (A) the aggregate of the amounts calculated pursuant to clauses (iii) and (v) with respect to all Borrowers shall not exceed, on any Inventory Valuation Date, the aggregate of the amounts calculated pursuant to clauses (ii) and (iv) with respect to all Borrowers, and (B) the aggregate of the amounts calculated pursuant to clause (v) shall not exceed at any time fifty percent (50%) of the Aggregate Commitment.

         "Borrowing Base Certificate" means, with respect to each Borrower, a written certificate in a form acceptable to Agent setting forth the amount of the Borrowing Base with respect to the calendar month most recently completed, certified as true and correct by an Authorized Officer of the applicable Borrower.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Phoenix and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Phoenix for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means:

               (a)      U.S. Treasury bills and notes;

               (b)      GNMA securities;

               (c) debt insured by other agencies guaranteed by the full faith and credit of the United States of America;

               (d) commercial paper rated either "A1" or better by Standard and Poor's or "P1" by Moody's Investor Service;

               (e) Dutch Auction Preferred Stocks (DAP) rated either "AA" or better by Standard & Poor's or Moody's Investor Service;

               (f) certificates of deposit issued by commercial banks, savings banks or savings and loan associations whose short-term debt is rated either "A1" or better by Standard and Poor's or "P1" or better by Moody's Investor Service, or if such an institution is a subsidiary whose short-term debt is unrated, then its parent corporation must have such a rating;

               (g) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit;

               (h) deposits in institutions having the same qualifications required for investments in certificates of deposit;

               (i) repurchase agreements collateralized by any otherwise acceptable collateral as defined above; and

               (j) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through
         (i)  through   brokerage   firms  deemed   acceptable  by   Guarantor's
         management.

         "Change in Control" means (a) as to Guarantor, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership
(within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Guarantor, or (b) as to any Borrower, the acquisition by any Person (except Guarantor or one or more of the Borrowers), or two or more Persons acting in concert of any beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any of the outstanding shares of voting stock of such Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means the Presold Units, Spec Units, Model Units and Land Under Development owned by Borrowers from time to time upon which Banks hold a properly perfected first and prior Deed of Trust as security for the Obligations.

         "Collateral Documents" is defined in Paragraph C(5) of Schedule "2.22."

         "Commitment" means, for each Bank, the obligation of such Bank to make Loans, and to participate in the Facility Letters of Credit in accordance with
Section 4.6(a), not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 15.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated Indebtedness" means, at any date, the outstanding amount of all Indebtedness of Borrowers and Guarantor, without duplication, all determined on a consolidated basis for Guarantor in conformity with Agreement Accounting Principles. For purposes of this definition, "Consolidated Indebtedness" shall specifically not include:

                  (i) Indebtedness of any Subsidiary that is not engaged in either the construction of Housing Units and/or land development for the future construction of Housing Units and such Indebtedness is not otherwise directly related to the construction of Housing Units and/or land development for the future construction of Housing Units; and

                  (ii) Indebtedness of Borrowers and Guarantor evidenced by existing and future guarantees (or other enhancements) in favor of Rock Creek special districts not to exceed in the aggregate $45,000,000; and

                  (iii) Indebtedness evidenced by the Convertible Subordinated Notes, and any other Public Indebtedness constituting convertible subordinated notes with convertible and subordination features similar to the Convertible Subordinated Notes, but only to the extent, in each case, that the maturity date of such Indebtedness will occur after the Facility Termination Date.

         "Consolidated Interest Expense" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Guarantor (other than for Guarantor's mortgage lending and financial asset management Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to Borrowers and Guarantor (other than for Guarantor's mortgage lending and financial asset management Subsidiaries), without duplication, all interest included as a component of cost of sales for such period.

         "Consolidated Interest Incurred" means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Guarantor (other than for Guarantor's mortgage lending and financial asset management Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales. Consolidated Interest Incurred includes, with respect to a Borrower and Guarantor, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by a Borrower or Guarantor (other than for Guarantor's mortgage lending and financial asset management Subsidiaries) under any contingent obligation during such period.

         "Consolidated  Net Income"  means,  for any period,  the net income (or loss) of Guarantor on a consolidated basis for such period taken as a single accounting period, determined in conformity with Agreement Accounting Principles.

         "Consolidated Tangible Net Worth" means, as to Guarantor, at any date, the sum of all capital accounts (including without limitation, any paid-in capital, capital surplus, and retained earnings) determined on a consolidated basis in conformity with Agreement Accounting Principles, less (i) its consolidated Intangible Assets, and (ii) loans and advances to directors, officers and employees of Guarantor but excluding (I) loans for purposes of exercising options to purchase capital stock in Guarantor to the extent not otherwise netted out in the determination of shareholders equity, and (II) any arms-length mortgage loans made by any Subsidiary in the ordinary course of such Subsidiary's business, and (III) any advances made to employees in the ordinary course of business for travel and other items, and (IV) other such loans and advances not to exceed $5,000,000 in the aggregate outstanding at any one time, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (A) all write-ups in the book value of any asset owned by Guarantor or any Subsidiary, (B) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Guarantor or any Subsidiary, (C) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, and (D) all items that would be considered intangible assets under Agreement Accounting Principles.

         "Consolidated Tangible Net Worth Test" is defined in Section 9.1.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Guarantor, a Borrower or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Convertible   Subordinated   Notes"   means  the  8-3/4%   Convertible
Subordinated Notes due 2005 of Guarantor issued in the original principal amount of $28,000,000.

         "Conversion Date" means the first day of the Conversion Period, determined pursuant to Section 2.22.

          "Conversion Period" means the period of time commencing on the Conversion Date and expiring on the Facility Termination Date. The Conversion Period shall be either (i) a Secured Conversion Period, (ii) an Unsecured Conversion Period, or (iii) a Modified Secured Conversion Period.

         "Deed of Trust" means each and all Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing, securing the Obligations, granted from time to time by a Borrower, as Trustor, for the benefit of Agent on behalf of Banks, as Beneficiary, as the same may be amended or modified and in effect from time to time, each being substantially in the form of Exhibit A attached hereto (conformed as necessary with respect to the laws of the state where the Collateral described therein is located), and each and all Mortgages, Assignment of Rents, Security Agreement and Fixture Filing, securing the Obligations, granted from time to time by a Borrower, as Mortgagor, for the benefit of Agent on behalf of Banks, as Mortgagee, as the same may be amended or modified and in effect from time to time, each being substantially in the form of Exhibit B attached hereto (conformed as necessary with respect to the laws of the state where the Collateral described therein is located).

         "Dividend" means (i) any dividend paid or declared by any Borrower or Guarantor, as applicable; (ii) any purchase, redemption, retirement or other acquisition by any Borrower or Guarantor, as applicable for value, or the setting aside of any funds or issuance of any warrants for such purpose, of any of the capital stock of such Borrower or Guarantor, as applicable now or hereafter outstanding or any interest therein; and (iii) as to any Borrower, any distribution of assets, properties, cash, rights, obligations or other consideration or securities of such Borrower, directly or indirectly, to Guarantor.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Due Diligence Documents" is defined in Paragraph C(6) of Schedule "2.22."

         "EBITDA" means, for any period, without duplication, the following, all as determined on a consolidated basis for Guarantor in conformity with Agreement Accounting Principles,

                  (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses, and (g) any losses arising outside of the ordinary course of business which have been included in the determin-ation of Consolidated Net Income, less

                  (ii) any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income.

         "Environmental Agreement" means each and all Environmental Indemnity Agreements executed by Borrowers and Guarantor from time to time for the benefit of Banks and Agent, and relating to the Collateral, as the same may be amended or modified and in effect from time to time, each being substantially in the form of Exhibit C.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Event of Default" means an event described in Article X after the expiration of any applicable cure or notice period provided in Article X.

         "Excluded Taxes" is defined in Section 3.1(i).

         "Existing Letters of Credit" is defined in Section 4.4(f).

         "Extension Request" is defined in Section 2.21(a).

         "Facility Letter of Credit" means a Letter of Credit issued by the Issuing Bank for the account of a Borrower in accordance with Article IV.

         "Facility Letter of Credit Fee" means a fee, payable with respect to each Facility Letter of Credit issued by the Issuing Bank, in an amount per annum equal to the product of (i) the Applicable Letter of Credit Rate (determined as of the date on which the quarterly installment of such fee is due) and (ii) the face amount of such Facility Letter of Credit.

         "Facility Letter of Credit  Obligations" means, at any date, the sum of
(i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, plus (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by a Borrower or by Banks under Section 4.4.

         "Facility Rating" means the publicly announced ratings by any two (2) of the following nationally recognized rating agencies: Moody's Investors Service, Inc., Standard & Poor's Corporation, Fitch's Investment Service, and Duff & Phelps Credit Rating Co., as selected by Borrowers, on Borrowers' Debt evidenced by this Agreement and the Notes; provided, however, (i) except as provided in clause (ii), if the two ratings are not identical, the Facility Rating shall be the lower of the two ratings, (ii) if more than one rating gradation exists between the two ratings, the Facility Rating shall be the rating that is one gradation below the higher of the two ratings, and (iii) if only one rating is announced, the Facility Rating shall be the rating that is one gradation below the announced rating. The Facility Rating shall change if and when such rating(s) change.

         "Facility Termination Date" means June 30, 2000, as the same may be extended as provided in Section 2.21.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m., Phoenix time, on such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by Agent in its sole discretion.

         "Financial Covenant Test" means each of the Consolidated Tangible Net Worth Test, the Leverage Test, the Individual Debt Coverage Test and the Aggregate Debt Coverage Test.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Prime Rate for such day, plus (ii) the Applicable Floating Rate Margin, in each case changing when and as the Prime Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles in effect from time to time, consistently applied.

         "Guarantor" means M.D.C. HOLDINGS, INC., a Delaware corporation.

         "Guarantor Permitted Liens" means, as to Guarantor, any of the following:

                  (i) Liens for taxes, assessments or governmental charges or levies on Guarantor's Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established on Guarantor's books in accordance with Agreement Accounting Principles.

                  (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics' and materialmen's Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established on Guarantor's books in accordance with Agreement Accounting Principles.

                  (iii) Utility easements, rights of way, zoning restrictions, covenants, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business of any Borrower or Guarantor.

                  (iv) Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of Guarantor, and which are granted in the ordinary course of the business of Guarantor, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

                  (v) Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by Guarantor.

                  (vi) Any agreement or contract to participate in the income or revenue or to pay lot premiums, in each case derived from the sale of Housing Units and granted in the ordinary course of business to the seller of the real property upon which the Housing Unit is constructed.

         "Guaranty" means a Guaranty, in substantially the form of Exhibit D, duly executed by Guarantor, as the same may be amended or modified and in effect from time to time.

         "Housing Unit" means a single-family dwelling (where construction has commenced), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located, that is or will be available for sale by a Borrower. Each "Housing Unit" is either a Presold Unit, a Spec Unit or a Model Unit.

         "Housing Unit Closing" means a closing of the sale of a Housing Unit by a Borrower to a bona fide purchaser for value.

         "Indebtedness" of a Person means, without duplication, such Person's

                  (i)      obligations for borrowed money,

                  (ii) obligations representing the deferred purchase price of Property or services (other than trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person's business, and other than the obligations evidenced by the Permitted Liens or Guarantor Permitted Liens, as applicable, described in clause
         (vi) of the definition of Permitted Liens or Guarantor Permitted Liens, as applicable, all of which shall specifically not be included in the calculation of Indebtedness),

                  (iii) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, other than the obligations evidenced by the Permitted Liens or Guarantor Permitted Liens, as applicable, described in clause (vi) of the definition of Permitted Liens or Guarantor Permitted Liens, as applicable,

                  (iv) obligations which are evidenced by notes, bonds, debentures, or other similar instruments,

                  (v)      Capitalized Lease Obligations,

                  (vi)     net liabilities under Rate Hedging Obligations,

                  (vii) all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed or that is otherwise its legal liability, and

                  (viii) reimbursement obligations for which such Person is obligated with respect to a Letter of Credit; Indebtedness shall specifically not include contingent obligations with respect to a Letter of Credit.

Indebtedness includes, without limitation, (A) in the case of each Borrower, the Obligations, and (B) in the case of Guarantor, the obligations under the Guaranty, and the obligations evidenced by the Senior Notes and the Convertible Subordinated Notes and the documents executed in connection therewith.

         "Indenture" means that certain Indenture, dated as of December 15, 1993, between Guarantor, Borrowers, the pledgors named therein, and First Bank National Association pursuant to which the Senior Notes were issued, as amended by the First Supplemental Indenture dated as of February 2, 1994.

         "Individual Debt Coverage Test" is defined in Section 9.3(a).

         "Interest Coverage Test" is defined in Section 9.2(b).

         "Interest Period" means, for each LIBOR Advance, the period commencing on the date of such LIBOR Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions of this Agreement. The duration of each Interest Period shall be 7 days or one (1), two (2), three (3), or six (6) months as selected by the applicable Borrower (A), for a new Advance, in the Borrowing Notice, or (B), for an outstanding Advance, in the Conversion/Continuation Notice; provided, however, that:

                  (i) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (ii) No Interest Period with respect to any LIBOR Advance shall extend beyond the Facility Termination Date.

         "Inventory Valuation Date" means the last day of the most recent calendar month with respect to which a Borrower is required to have delivered a Borrowing Base Certificate pursuant to Section 7.1(vi) hereof.

         "Investment" of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership, joint venture or limited liability company interests, notes, debentures or other securities of any other Person made by such Person.

         "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended.

         "Issuing Bank" means Bank One or such other Bank as Borrowers, Agent and such other Bank may agree upon, that may from time to time issue Facility Letters of Credit.

         "Land Under Development" means parcels of land owned by any Borrower (including without limitation Finished Lots, as defined in Schedule "2.22") which are zoned for Housing Units with respect to which development activity has commenced for the purpose of construction of Housing Units by such Borrower; provided, however, that the term "Land Under Development" shall not include (i) any real property upon which the construction of a Housing Unit has commenced, and (ii) vacant land held by a Borrower for future development or sale and designated as inactive land in the footnotes to Guarantor's financial statements. For purposes of this definition, the construction of a Housing Unit shall be deemed to have commenced upon commencement of the trenching for the foundation of the Housing Unit.

         "Lending Installation" means, with respect to a Bank or Agent, any office, branch, banking subsidiary of the holding company of a Bank or Agent, or banking Affiliate of such Bank or Agent located in each event in the United States.

         "Letter of Credit" means a letter of credit or similar instrument which is issued by a financial institution upon the application of a Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Multiplier" means, at the date hereof, 2.15, as such amount may hereafter be adjusted from time to time as provided in Section 9.2(c).

         "Leverage Test" is defined in Section 9.2(a).

         "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the rate of interest determined by Agent, based on Telerate System reports or other source as may be selected by Agent, to be the "London Interbank Offered Rate" at which deposits in United States dollars are offered by major banks in London, England, two (2) Business Days before the first day of the respective Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Advance's Interest Period.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable LIBOR Rate Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment (the purpose of which is to grant a security interest), deposit arrangement (the purpose of which is to grant a security interest), encumbrance or other security agreement or arrangement of any kind or nature whatsoever the purpose of which is to grant a security interest, whether or not filed or recorded or otherwise perfected (including the interest of a vendor or lessor under any conditional sale, any Capitalized Lease or any lease deemed to constitute a security interest, any other title retention agreement).

         "Loan" means, with respect to a Bank, such Bank's portion of any Advance. For purposes of a Swing Line Advance, Bank One's portion of such Advance is 100%.

         "Loan Documents" means this Agreement, the Notes and any Reimbursement Agreements, and if applicable, the Deeds of Trust and Environmental Agreements.

         "Majority Banks" means Banks in the aggregate having more than fifty percent (50%) of the Aggregate Commitment, or if the Aggregate Commitment has been terminated, Banks in the aggregate holding more than fifty percent (50%) of the aggregate unpaid principal amount of the outstanding Advances; provided, however, if Agent and any Lending Installation(s) of Agent have in the aggregate fifty percent (50%) or more of the Aggregate Commitment or hold fifty percent (50%) or more of the aggregate unpaid principal amount of the outstanding Advances, as applicable, then "Majority Banks" shall mean all Banks other than Agent and its Lending Installation(s).

         "Material Adverse Effect" means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, condition (financial or otherwise), or results of operations of Borrowers and Guarantor, taken as a whole, (ii) the ability of Guarantor to perform its obligations under the Guaranty, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the Guaranty or the rights or remedies of Agent, Banks or any Issuing Bank thereunder (other than as to clause (iii), a Material Adverse Effect resulting solely from the acts or omissions of Agent and/or any Bank(s)). Items disclosed by Guarantor in its form 10-Q and form 10-K or any other filings with the Securities and Exchange Commission shall not be deemed to have a Material Adverse Effect solely because of such disclosure, and the existence and content of such disclosure shall not be prima facia evidence of a Material Adverse Effect.

         "Model Unit" means a Housing Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Housing Units in the applicable subdivision are sold.

          "Modified Secured Conversion Period" means the period commencing on the first day of the first month following the second consecutive fiscal quarter in which Borrowers have breached a Financial Covenant Test and expiring on the Facility Termination Date, all as more specifically described in Section 2.22, during the term of which, among other things, (i) the Aggregate Commitment is reduced from time to time, and (ii) Borrowers shall provide to Banks Collateral for the Obligations.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement as described in Section 3(37) of ERISA to which Guarantor, any Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Worth" is defined in Section 9.3(a).

         "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within ninety (90) days after the acquisition of such property and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i).

         "Note" means a promissory note, in substantially the form of Exhibit E hereto, duly executed by Borrowers and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 15.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of a Borrower to Banks or to any Bank, Agent, any Issuing Bank or any indemnified party hereunder arising under the Loan Documents.

         "Participants" is defined in Section 15.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" means, as to each Borrower, any of the following:

                  (i) Liens for taxes, assessments or governmental charges or levies on such Borrower's Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established on such Borrower's or Guarantor's books in accordance with Agreement Accounting Principles.

                  (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics' and materialmen's Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established on such Borrower's or Guarantor's books in accordance with Agreement Accounting Principles.

                  (iii) Utility easements, rights of way, zoning restrictions, covenants, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business of any Borrower.

                  (iv) Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of such Borrower, and which are granted in the ordinary course of the business of such Borrower, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

                  (v) Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the applicable Borrower.

                  (vi) Any agreement or contract to participate in the income or revenue or to pay lot premiums, in each case derived from the sale of Housing Units and granted in the ordinary course of business to the seller of the real property upon which the Housing Unit is constructed.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Guarantor, any Borrower or any member of the Controlled Group may have any liability.

         "Presold Unit" means a Housing Unit owned by a Borrower that is subject to a bona fide written agreement between such Borrower and a third Person purchaser for sale in the ordinary course of such Borrower's business of such Housing Unit and the related lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser's obligation to buy the Housing Unit and related Lot.

         "Prime Rate" means the rate per annum most recently publicly announced by Bank One, or its successors, in Phoenix, Arizona, as its "prime rate," as in effect from time to time. The Prime Rate will change on each day the "prime rate" changes. The "prime rate" is not necessarily the best or lowest rate offered by said bank, and said bank my lend to its customers at rates that are at, above, or below its "prime rate."

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Public Indebtedness" means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration (other than Indebtedness evidenced by the Senior Notes, the Convertible Subordinated Notes, or the 6.6421% Subordinated Exchangeable Variable Rate Notes of Guarantor due April 1, 1998 in the existing amount of $10,230,000, or any Refinancing Indebtedness with respect to any of the foregoing) under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.

         "Purchasers" is defined in Section 15.3.1.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Receivables" means the net proceeds payable to, but not yet received by, any Borrower following a Housing Unit Closing.

         "Refinanced Loans" means, severally and collectively, the loans listed on Schedule "1" hereto.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness described in Schedule "8.2" hereto (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that

                  (i) the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or Guarantor's obligations under the Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,

                  (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness,

                  (iii) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended,

                  (iv) the Person or Persons liable for the payment of such Refinancing Indebtedness are the same Person or Persons (or successor(s) thereto) that were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred, and

                  (v) such Refinancing Indebtedness is incurred within 120 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Related Business" means any line or lines of business or business activity reasonably related to (i) the home building business, or (ii) a substantial business segment of Guarantor, Borrowers, and their Subsidiaries on the date hereof, all as reasonably determined by Agent.

         "Rejecting Bank" is defined in Section 2.21(b).

         "Reimbursement Agreement" means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and a Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and Agent) to the interests of Banks; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

         "Replacement Bank" is defined in Section 2.23.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the
                                      -19-
notice requirement in accordance with either Section 4043(a) of ERISA or waiver of the funding requirements under Section 412(d) of the Code.

         "Required Banks" means at least three (3) Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, at least three (3) Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances. Solely for purposes of this definition, Agent and all of its Lending Installations that are Banks shall be deemed to be a single Bank.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities (as defined therein).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Conversion Period" means the 24-month Conversion Period described in Section 2.22 during the term of which, among other things, (i) the Aggregate Commitment is reduced from time to time, and (ii) Borrowers shall provide to Banks Collateral for the Obligations.

         "Senior Debt" means the Senior Notes or, if the Senior Notes are refinanced, the Refinancing Indebtedness with respect thereto.

         "Senior Debt Rating"  means the publicly  announced  ratings by any two
(2) of the following nationally recognized rating agencies: Moody's Investors Service, Inc., Standard & Poor's Corporation, Fitch's Investment Service, and Duff & Phelps Credit Rating Co., as selected by Borrowers, on Guarantor's Senior Debt; provided, however, (i) except as provided in clause (ii), if the two ratings are not identical, the Senior Debt Rating shall be the lower of the two ratings, (ii) if more than one rating gradation exists between the two ratings, the Senior Debt Rating shall be the rating that is one gradation below the higher of the two ratings, and (iii) if only one rating is announced, the Senior Debt Rating shall be the rating that is one gradation below the announced rating. The Senior Debt Rating shall change if and when such rating(s) change.

         "Senior Notes" means the 11-1/8% Senior Notes due 2003 of Guarantor issued in the original principal amount of $190,000,000 pursuant to the Indenture.

         "Single Employer Plan" means a Plan maintained by Guarantor, any Borrower or any member of the Controlled Group for employees of Guarantor, any Borrower or any member of the Controlled Group.

         "Spec Unit" means any Housing Unit owned by any Borrower that is not a Presold Unit or a Model Unit.

         "Subordinated Indebtedness" means any Indebtedness of Borrower the payment of which is subordinated to payment of the Obligations to the reasonable satisfaction of Agent, including Borrowers' Indebtedness under the guarantees of the Senior Notes. Subordinated Indebtedness shall specifically not include Indebtedness of any Borrower to Guarantor.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power for the election of the board of directors of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of Guarantor.

         "Substantial Portion" means, with respect to the Property of Borrowers and Guarantor, taken as a whole, Property which represents more than 10% of Consolidated Tangible Net Worth, as would be shown in the consolidated financial statements of Guarantor as of the beginning of the fiscal quarter in which such determination is made.

         "Swing Line Advances" has the meaning set forth in Section 2.19.

         "Swing Line Advance Maturity Date" means that day that is the second Business Day following the date in which a Swing Line Advance was funded by Bank One.

         "Transferee" is defined in Section 15.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of the assets of such Plans allocable to such benefits, all determined as of the then most recent valuation date for such Plans, using the actuarial methods and assumptions utilized in the actuarial report for each such Plan as of such date.

         "Unmatured Event of Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Unsecured Conversion Period" means the 12-month Conversion Period described in Section 2.22 during the term of which, among other things, (i) the Aggregate Commitment shall be reduced from time to time, and (ii) Borrowers shall not be required to provide to Banks Collateral for the Obligations.

         "Unused Commitment" means, at any date with respect to any Bank, the amount (if any) by which such Bank's Commitment exceeds the sum of (i) the outstanding principal balance of such Bank's Loans as of such date, plus (ii) such Bank's ratable share (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit.

         "Unused Commitment Fee" means a fee payable by Borrowers to each Bank with respect to such Bank's Unused Commitment, calculated in accordance with
Section 2.5(b).

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (or the election of the board of directors) of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                                 THE CREDITS

         2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans and to issue Facility Letters of Credit to Borrowers from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that (i) a Bank shall not be required to make any Loan or Loans in excess of the amount of such Bank's then Available Credit, and (ii) the aggregate principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding at any time and from time to time to any individual Borrower shall not exceed the Borrowing Base for such Borrower determined as of the most recent Inventory Valuation Date, and (iii) the aggregate principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding with respect to all Borrowers shall not exceed the aggregate of all Borrowing Bases for all Borrowers determined as of the most recent Inventory Valuation Date. Subject to the terms of this Agreement, each Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrowers on the Facility Termination Date. Additionally, if for any reason at any time either (i) the principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding with respect to all Borrowers exceeds the

Aggregate Commitment, or (ii) the aggregate principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding to any individual Borrower exceeds the Borrowing Base for such Borrower determined as of the most recent Inventory Valuation Date, or (iii) the aggregate principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding with respect to all Borrowers exceeds the aggregate of all Borrowing Bases for all Borrowers determined as of the most recent Inventory Valuation Date, then:

                  (a) Borrowers or the applicable  Borrower  shall,  within five
         (5) days after notice from Agent, make a payment to Agent for the benefit of Banks from the funds of the applicable Borrower or Borrowers in an amount equal to such excess principal amount; and

                  (b) Until Borrowers or the applicable Borrower shall have made the payment to Agent described in subparagraph (a) above, Borrowers shall not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend.

         2.3 Ratable Loans. Each Advance hereunder, including without limitation, any Advance made by the Banks pursuant to Section 2.19(d), but excluding Swing Line Advances, shall consist of Loans made by the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Swing Line Advances shall consist of Loans made by Bank One.

         2.4 Types of Advances. The Advances may be Floating Rate Advances or LIBOR Advances, or a combination thereof, selected by Borrowers in accordance with Sections 2.8 and 2.9.

         2.5      Fees; Reduction in Commitment.

                  (a) Commitment Fee. Borrowers agree to pay to Agent, for the account of each Bank, a commitment fee, at a rate equal to the applicable rate set forth below, determined with respect to the amount of such Bank's initial Commitment notified to Agent during syndication and multiplied by the amount of such Bank's actual Commitment:

                                                Commitment Fee (as a percentage
         Bank's Initial Commitment                    of Bank's Commitment)

         $30,000,000 or more                                  .33%
         Less than $30,000,000                                .22%

         The commitment fee shall be paid by Borrowers to Agent in advance, contemporaneously with the execution of this Agreement, and shall be non-refundable in any event. Notwithstanding anything herein to the contrary, each Borrower shall be responsible to pay a portion of the commitment fee calculated as follows: the total commitment fee divided by the number of Borrowers equals the portion of the commitment fee to be paid by each Borrower.

                  (b) Unused Commitment Fee. Borrowers agree to pay to Agent for the account of each Bank an Unused Commitment Fee, at a rate per annum equal to the Applicable Unused Commitment Rate, calculated on the basis of a 365-day year in accordance with this Section from the date hereof and to and including the Facility Termination Date, and payable quarterly in arrears on the first day of each January, April, July and October hereafter and on the Facility Termination Date. For each quarter (or portion thereof), the Unused Commitment Fee shall be equal to (A) such Bank's average daily Commitment during such quarter (or portion thereof) minus (B) such Bank's "average daily outstandings" for the quarter (or portion thereof) with respect to which the Unused Commitment Fee is being computed, with the resulting number multiplied by (C) the Applicable Unused Commitment Rate, and the final product divided by (D) four (4).

                  As used herein,  "average daily outstandings" means the sum of
         (i) the outstanding principal balance of such Bank's Loans (including, with respect to Bank One only, the outstanding principal balance of Swing Line Advances) plus (ii) such Bank's ratable share (determined in accordance with Section 4.5) of the outstanding amount of the Facility Letters of Credit, all calculated for each day during the quarter (or portion thereof) for which the fee is being computed, divided by the number of days in that quarter (or portion thereof). If the Unused Commitment Fee is being computed for less than a full quarter, the number used in clause (D) above shall be computed on a daily basis for the number of days for which the fee is being computed. The Unused Commitment Fee shall continue to be payable during the Conversion Period.

                  All accrued Unused Commitment Fees shall be payable on the effective date of any termination of the obligations of Banks to make Loans hereunder. Notwithstanding anything herein to the contrary, each Borrower shall be responsible to pay a portion of the Unused Commitment Fee calculated as follows: the total Unused Commitment Fee divided by the number of Borrowers equals the portion of the Unused Commitment Fee to be paid by each Borrower.

                  (c) Extension Fee. If the Facility Maturity Date is extended pursuant to the provisions of Section 2.21, then Borrowers shall pay to Agent, for the account of each Bank an extension fee for each such extension, at a rate equal to the applicable rate set forth below determined with respect to the amount of such Bank's initial Commitment notified to Agent during syndication and multiplied by the amount of such Bank's actual Commitment:

                                                Extension Fee (as a percentage
         Bank's Initial Commitment                  of Bank's Commitment)

         $30,000,000 or more                                  .15%
         Less than $30,000,000                                .10%

         The extension fee shall be paid by Borrowers to Agent in advance, in the manner provided in Section 2.21(d). The extension fee shall be non-refundable in any event. Notwithstanding anything herein to the contrary, each Borrower shall be responsible to pay a portion of the extension fee calculated as follows: the total extension fee divided by the number of Borrowers equals the portion of the extension fee to be paid by each Borrower.

                  (d) Reductions in Aggregate Commitment. Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among Banks (in proportion to the ratio that their respective Commitment bear to the Aggregate Commitment) in integral multiples of $5,000,000 at any time or from time to time, upon at least three (3) Business Days' written notice to Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the Facility Letter of Credit Obligations.

         2.6 Minimum Amount of Each Advance. Except with respect to Swing Line Advances, each Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof). Borrowers shall be entitled to aggregate, on a single day, the amount of all Advances requested by Borrowers solely for purposes of satisfying the minimum Advance amount set forth in this
Section 2.6. Any Advances that are so aggregated shall be deemed to be a single Advance for purposes of complying with the provisions of this Agreement relating to requesting, electing, repaying, and converting LIBOR Advances, and all Borrowers requesting, electing, repaying and converting such Advances shall be considered a single "Borrower" for purposes thereof and in computing the outstanding number of LIBOR Advances.

         2.7      Optional Principal Payments.

                  (a) Repayment of Advances. Any Borrower may at any time or from time to time pay, without penalty or premium, all Floating Rate Advances outstanding with respect to such Borrower, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof (except with respect to Swing Line Advances), any portion of the outstanding Floating Rate Advances upon one (1) Business Day's prior notice to Agent. Borrowers shall be entitled to aggregate, on a single day, the amount of all repayments made by Borrowers solely for purposes of satisfying the minimum repayment amount set forth in this Section 2.7. Any Advances that are so aggregated shall be deemed to be a single Advance for purposes of complying with the provisions of this Agreement relating to requesting, electing, repaying, and converting LIBOR Advances, and all Borrowers requesting, electing, repaying and converting such Advances shall be considered a single "Borrower" for purposes thereof. Any Borrower may, (i) upon one (1) Business Days' prior notice to Agent, pay, without penalty or premium, any LIBOR Advance outstanding with respect to such Borrower in full on the last day of the Interest Period for such LIBOR Advance, and (ii) upon three (3) Business Days' prior notice to Agent, prepay any LIBOR Advance outstanding with respect to such Borrower in full prior to the last day of the Interest Period for such LIBOR Advance, provided that such Borrower shall also pay at the time of such prepayment all amounts payable with respect thereto pursuant to Section 3.4 hereof.

                  (b)  Several  Liability.  Except  as  otherwise  indicated  in
         Section 12.7 of this Agreement, the obligations of Borrowers under this Agreement, the Notes and the other Loan Documents shall not be the joint obligations of Borrowers, but shall instead be the several obligations of each Borrower. Each Borrower shall only be obligated to pay principal, interest, and other amounts that relate to Advances made to such Borrower, or that relate to Property owned by such Borrower, or that relate to such Borrower's obligations under this Agreement, the Notes and the other Loan Documents.

         2.8 Method of Selecting Types and Interest Periods for New Advances. Any Borrower requesting an Advance shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. Such Borrower shall give Agent irrevocable notice (a "Borrowing Notice") in the form of Exhibit I not later than (a) 10:00 a.m., Phoenix time, one (1) Business Day before the Borrowing Date of each Floating Rate Advance (except a Swing Line Advance), (b) 10:00 a.m., Phoenix time, three (3) Business Days before the Borrowing Date of each LIBOR Advance, and (c) noon, Phoenix time, on the Borrowing Date of each Swing Line Advance, specifying:

                  (i)      the Borrower requesting the Advance,

                  (ii) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (iii)    whether the Advance is a Swing Line Advance,

                  (iv)     the aggregate amount of such Advance,

                  (v) the Type of Advance selected; provided, however, that the aggregate number of LIBOR Advances of all Borrowers outstanding at any one time shall not exceed five (5) (for purposes of this clause (v), Borrowers shall be entitled to aggregate, on a single day, the number of LIBOR Advances outstanding pursuant to the provisions of Sections 2.6 and 2.7), and further provided that any Swing Line Advance shall be a Floating Rate Advance, and

                  (vi) in the case of each LIBOR Advance, the Interest Period applicable thereto.

Not later than 11:00 a.m., Phoenix time, on each Borrowing Date, each Bank shall make available its Loan or Loans, in funds immediately available in Phoenix to Agent at its address specified pursuant to Article XVI. Agent will make the funds so received from Banks available to the applicable Borrower at Agent's aforesaid address. Disbursements of all Advances (other than Swing Line Advances) to any single Borrower may be made not more frequently than one time per Business Day. Disbursements of all Swing Line Advances to any single Borrower may be made not more frequently than one time per Business Day, or on a more frequent basis as Bank One may agree. Interest on all Advances shall be calculated on the basis of a 360 day year, based on the actual days elapsed.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Floating Rate Advance unless the applicable Borrower(s) shall have given Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance either continues as a LIBOR Advance for the same or another Interest Period or be repaid. Subject to the terms of Section 2.6, the applicable Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any LIBOR Advance may be made on, and only on, the last day of the Interest Period applicable thereto, and further provided that the aggregate number of LIBOR Advances of all Borrowers outstanding at any one time shall not exceed five (5).

         The applicable Borrower(s) shall give Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 10:00 a.m., Phoenix time, at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

                  (i) the Borrower(s) requesting the conversion or continuation;

                  (ii) the requested date which shall be a Business Day, of such conversion or continuation;

                  (iii) the aggregate amount and Type of the Advance which is to be converted or continued; and

                  (iv) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the Interest Period applicable thereto.

         2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate or in the Applicable Floating Rate Margin. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance. No Interest Period may end after the Facility Termination Date.

         2.11 Determination of Applicable Margins and Applicable Unused Commitment Rate.

                  (a) Facility Rating. The Applicable Margins and the Applicable Unused Commitment Rate shall be determined by reference to the Facility Rating or, if no Facility Rating exists, by reference to the Senior Debt Rating, in accordance with the following table:

Facility or                 Applicable      Applicable
Senior Debt                 LIBOR Rate     Floating Rate      Applicable Unused
  Rating                    Margin (%)       Margin (%)      Commitment Rate (%)

BBB-/Baa3 or                  1.00               0                  0.250
 higher
BB+/Ba1                       1.25               0                  0.300
BB/Ba2                        1.50               0                  0.350
BB-/Ba3                       1.75              0.125               0.375
B+/B1                         2.00              0.250               0.375
Lower or no                   2.10              0.250               0.425
 Rating

                  (b) Adjustment of Margins. The Applicable Floating Rate Margin and the Applicable Unused Commitment Rate shall be adjusted, as applicable from time to time, effective on the first Business Day after any change in the Facility Rating or the Senior Debt Rating, as applicable. The applicable LIBOR Rate Margin in respect of any LIBOR Advance shall be adjusted, as applicable from time to time, effective on the first day of the Interest Period for any LIBOR Advance after any change in the Facility Rating or the Senior Debt Rating, as applicable.

                  (c) Changes to Ratings. Notwithstanding the foregoing, (i) if either of the two (2) rating agencies selected by Borrowers for purposes of calculating the foregoing amounts shall not have in effect a Facility Rating or a Senior Debt Rating for a reason related to the creditworthiness of Borrowers or Guarantor or to any act or failure to act on the part of Borrowers or Guarantor, then the Applicable Margins and the Applicable Unused Commitment Rate shall be determined by reference to the last category listed above, and (ii) if the rating system used by either such rating agency shall change, or if neither rating agency shall have in effect a Senior Debt Rating nor a Facility Rating and clause (i) above shall not be applicable, then Borrowers and Banks, acting through Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agencies.

         2.12 Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Event of Default the Required Banks may, at their option, by notice to Borrowers (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of an Unmatured Event of Default the Required Banks may, at their option, by notice to Borrowers (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that no Advance may be made as or converted into a LIBOR Advance. During the continuance of an Event of Default, the Required Banks may, at their option, by notice to a Borrower (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.13 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Agent at Agent's address specified pursuant to Article XVI, or at any other Lending Installation of Agent specified in writing by Agent to a Borrower, by noon (local time at the place of receipt) on the date when due (or with respect to Swing Line Advances, in accordance with Section 2.19), and, except for Swing Line Advances shall be applied ratably by Agent among Banks, in proportion to the ratio that each Bank's Commitment bears to the Aggregate Commitment. Each payment delivered to Agent for the account of any Bank shall be delivered promptly by Agent to such Bank in the same type of funds that Agent received at its address specified pursuant to Article XVI or at any Lending Installation specified in a notice received by Agent from such Bank. If Agent receives, for the account of a Bank, a payment from a Borrower and fails to remit such payment to the

Bank on the Business Day such payment is received (if received by noon, Phoenix time, by Agent) or on the next Business Day (if received after noon, Phoenix time, by Agent), Agent shall pay to such Bank interest on such payment at a rate per annum equal to the Federal Funds Effective Rate for each day for which such payment is so delayed.

         2.14 Notes; Telephonic Notices. Each Bank is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that the failure to so record shall not affect Borrowers' obligations under such Note. Each Borrower hereby authorizes Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons who Agent in good faith believes to be acting on behalf of such Borrower. Each Borrower agrees to deliver promptly to Agent a written confirmation, if such confirmation is requested by Agent, of each telephonic notice signed by an Authorized Officer of such Borrower. If the written confirmation differs in any material respect from the action taken by Agent, the records of Agent shall govern absent manifest error.

         2.15 Interest Payment Dates; Interest Basis. Interest accrued on each Advance shall be payable on the first day of each calendar month, commencing with the first such date to occur after the date hereof, and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time at the place of receipt). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

         2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Agent will notify each Bank of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Floating Rate, the applicable Margin or the Applicable Unused Commitment Rate.

         2.17 Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written or telex notice to Agent and Borrowers, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by Agent. Unless the applicable Borrower(s) or a Bank, as the case may be, notifies Agent prior to the date on which such payment is due to Agent of (i) in the case of a Bank, the proceeds of a Loan or
(ii) in the case of a Borrower, a payment of principal, interest, fees or other amounts due under the Loan Documents to Agent for the account of Banks, that it does not intend to make such payment, Agent may assume that such payment has been made. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the applicable Borrower(s) or such Bank, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or
(b) in the case of payment by a Borrower, the interest rate applicable to the relevant Advance.

         2.19 Swing Line. Notwithstanding the minimum amount of an Advance that may be requested and the minimum amount of an Advance repaid under this Agreement, Banks desire to fund Advances for Borrowers in amounts that may be less than the minimum Advance amounts required under Section 2.6, and Banks desire to permit Borrowers to repay Advances in amounts that may be less than the minimum repayment amounts required under Section 2.7. Such Advances made pursuant to this Section 2.19 shall be deemed to be Advances for purposes of this Agreement and are referred to herein as "Swing Line Advances." Swing Line Advances shall be requested, advanced, and repaid in accordance with the provisions and limitations of this Agreement relating to all Advances, subject to the following:

                  (a) Aggregate Limit. The aggregate amount of all outstanding Swing Line Advances shall not exceed at any one time $10,000,000.

                  (b) Floating Rate Advances. All Swing Line Advances shall be Floating Rate Advances.

                  (c) Funding Swing Line Advances. Swing Line Advances shall be funded by Bank One pursuant to the procedures set forth in Section 2.8 of this Agreement. The principal amount of each Swing Line Advance, together with all accrued interest, shall be repaid by the applicable Borrower to Bank One in same day funds by 5:00 p.m. (or such later time as may be acceptable to Agent), Phoenix time, on the Swing Line Advance Maturity Date. Additionally, if the aggregate principal amount of all outstanding Swing Line Advances exceeds $10,000,000, Borrowers shall pay to Bank One the excess amount in same day funds by noon, Phoenix time, on the first Business Day following the day that the excess amount occurs.

                  (d) Repayment of Swing Line Advances. If Borrowers fail to pay any Swing Line Advances on the applicable Swing Line Advance Maturity Date, then such Advances shall no longer be Swing Line Advances, but shall continue to be Floating Rate Advances for purposes of this Agreement. Each Bank shall be deemed to have irrevocably and unconditionally purchased and received from

         Agent an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Advances. In such event, as of 11:59 p.m., Phoenix time, on the Swing Line Advance Maturity Date, Agent shall notify each Bank of the total principal amount of all Matured Swing Line Advances and each Bank's ratable share thereof. Upon receipt of such notice, each Bank shall promptly and unconditionally pay to Agent for the account of Bank One the amount of such Bank's share (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Agent shall promptly pay such amount, and any other amounts received by Agent for Bank One's account pursuant to this Section 2.19(d), to Bank One. If Agent so notifies such Bank prior to 10:00 a.m., Phoenix time, on any Business Day, such Bank shall make available to Agent for the account of Bank One such Bank's share of the amount of such payment on such Business Day in same day funds. If Agent notifies such Bank after 10:00 a.m., Phoenix time, on any Business Day, such Bank shall make available to Agent for the account of Bank One such Bank's share of the amount of such payment on the next succeeding Business Day in same day funds. If and to the extent such Bank shall not have so made its share of the amount of such payment available to Agent for the account of Bank One, such Bank agrees to pay to Agent for the account of Bank One forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Agent for the account of Bank One, at the Federal Funds Effective Rate. The failure of any Bank to make available to Agent for the account of Bank One such Bank's share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to Agent for the account of Bank One its share of any payment on the date such payment is to be made.

                  (e) Advances. The payments made by Banks to Bank One in reimbursement of Swing Line Advances shall constitute, and Borrowers hereby expressly acknowledge and agree that such payments shall constitute, Advances hereunder to the applicable Borrower and such payments shall for all purposes be treated as Advances to such Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6 and 2.7(a)). Such Advances shall be Floating Rate Advances, subject to Borrowers' rights under Article II hereof.

         2.20 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank (if any) that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of Borrowers and Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes and an Internal Revenue Service Form W-8 or

W-9 entitling such Bank to receive a complete exemption from United States tax backup withholding. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Borrowers and Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrowers and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal tax.

         If a Bank does not provide duly executed forms to Borrowers and Agent within the time periods set forth in the preceding paragraph, Borrowers or Agent shall withhold taxes from payments to such Bank at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding. Upon the reasonable request of Borrowers or Agent, each Bank that has not provided the forms or other documents, as provided above, on the basis of being a "United States person," shall submit to Borrowers and Agent a certificate or other evidence to the effect that it is such a "United States person."

         2.21     Extension of Facility Termination Date.

                  (a) Extension Requests. Borrowers may request a two-year extension of the Facility Termination Date by submitting a request for an extension to Agent (an "Extension Request") no more than 28 months nor less than 26 months prior to the then scheduled Facility Termination Date. Promptly upon (but not later than five (5) Business Days after) receipt of the Extension Request, Agent shall notify each Bank of the contents thereof and shall request each Bank to approve the Extension Request. Each Bank approving the Extension Request shall deliver its written approval no later than sixty (60) days after the date of the Extension Request. If the approval of each of Banks is received by Agent within sixty (60) days after the date of the Extension Request (or as otherwise provided in Section 2.21(b)), Agent shall promptly so notify Borrowers and each Bank, and the Facility Termination Date shall be extended by two (2) years, and in such event Borrowers may thereafter request further extension(s) of the then scheduled Facility Termination Date in accordance with this Section
         2.21. If any of Banks does not deliver to Agent such Bank's written approval to any Extension Request within sixty (60) days after the date of such Extension Request, the Facility Termination Date shall not be extended, except as otherwise provided in Section 2.21(b) or 2.21(c).

                  (b) Rejecting Banks/Full Assignment. If (i) any Banks whose pro rata shares of the Aggregate Commitment do not exceed (in the aggregate) 20% of the Aggregate Commitment ("Rejecting Banks") shall not approve an Extension Request, (ii) all rights and obligations of such Rejecting Banks under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall have been assigned, within ninety (90) days following such Extension Request, in accordance with Section 2.23, to one or more Replacement Banks who shall have approved in writing such Extension Request at the time of such assignment, and (iii) no other Bank shall have given written notice to Agent of such Bank's withdrawal of its approval of the Extension Request, Agent shall promptly so notify Borrowers and each Bank and the Facility Termination Date shall be extended by two (2) years, and in such event Borrowers may thereafter request further extension(s) as provided in Section 2.21(a).

                  (c) Rejecting Banks/No Full Assignment. If (A) the Rejecting Banks shall not approve an Extension Request, (B) the provisions of clause (b)(ii) above do not apply, and (iii) no other Bank shall have given written notice to Agent of such Bank's withdrawal of its approval of the Extension Request, Agent shall promptly notify Borrowers and each Bank and any Replacement Bank, and the Facility Termination Date shall be extended by two (2) years, and in such event Borrowers may thereafter request further extension(s) as provided in Section 2.21
         (a); provided, however, that the Aggregate Commitment shall be automatically reduced, effective as of the first day of the extension period, and shall equal the aggregate Commitments of the Banks who are not Rejecting Banks and the Banks who are Replacement Banks. All rights and obligations of such Rejecting Banks under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall either be (I) assigned to Replacement Banks pursuant to Section 2.21(b), or (II) terminated, effective as of the then existing Facility Termination Date (or such earlier date as Borrowers and Agent may designate), in which case the terminated Bank shall have concurrently received, in cash, all amounts due and owing to the terminated Bank hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Bank, together with accrued interest thereon through the date of such termination, all amounts payable under Sections 3.1 and 3.2 with respect to such Bank and all fees payable to such Bank hereunder (and payment of such amount may not be waived except with the consent of each Bank, as more specifically provided in Section 11.2(i)); provided that, upon such Bank's termination, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section 13.8 with respect to obligations and liabilities accruing prior to the termination of such Bank.

                  (d) Approval of Extension. Within ten (10) days after Agent's notice to Borrowers that all (or some, as applicable) of Banks have approved an Extension Request (whether pursuant to Section 2.21(a), (b) or (c)), Borrowers shall pay to Agent for the account of each Bank approving the extension and each Replacement Bank an extension fee calculated in the manner set forth in Section 2.5(c).

                  (e) No Extension. If the Extension Request is not approved pursuant to Section 2.21(a), (b) or (c), or if Borrowers do not request an extension pursuant to this Section 2.21, then during the twenty-four
         (24) months preceding the Facility Termination Date, the terms and conditions set forth on Schedule "2.21" shall be deemed to be incorporated into this Agreement by this reference, and Borrowers, Banks and Agent agree that the terms and conditions set forth in Schedule "2.21" shall be controlling to the extent the same are inconsistent with the terms and conditions of this Agreement, and Borrowers, Banks and Agent shall act in accordance therewith.

         2.22     Conversion Period.

                  (a) Commencement of Conversion Period. If (A) any Financial Covenant Test is breached, and such breach in each case continues for two (2) consecutive fiscal quarters, or (B) the representations and warranties in Section 6.7 are untrue or incorrect as of the date which the same were made (or deemed to be made), and such date is after the date of this Agreement, then unless the Required Banks in their sole and absolute discretion agree otherwise, the Conversion Period shall automatically commence. In the case of clause (A), the Conversion Date shall be first day of the first month after the second consecutive fiscal quarter of such breach, and in the case of clause (B), the Conversion Date shall be the first day of the first month after such breach. If the Conversion Date occurs pursuant to clause (A), Borrowers shall have the right to elect, by notice given to Agent on or before that day that is thirty (30) days after the Conversion Date, that the Conversion Period be an Unsecured Conversion Period or a Secured Conversion Period. If Borrowers fail to provide such notice within such 30-day period, then Borrowers shall be deemed to have elected that the Conversion Period be an Unsecured Conversion Period. If the Conversion Date occurs pursuant to clause (B), the Conversion Period shall be a Secured Conversion Period.

                  Notwithstanding the foregoing, with respect to clause (A), if as of the end of the second consecutive fiscal quarter of such failure to comply with the foregoing tests, either

                           (I) With respect to the Consolidated Tangible Net Worth Test, Consolidated Tangible Net Worth is less than (i)

                  $150,000,000 plus (ii) fifty percent (50%) of the Consolidated Net Income earned after January 1, 1996 (excluding any quarter in which there is a loss, but applying any Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) one hundred percent (100%) of the net proceeds of capital stock issued by Guarantor after January 1, 1996, or

                           (II) With respect to the Leverage Test,  Consolidated
                  Indebtedness   exceeds  the  product  of  2.50  multiplied  by
                  Adjusted Consolidated Tangible Net Worth,

         then the Conversion Period shall be a Secured Conversion Period (or, subject to the provisions of Section 2.22(f) hereof, a Modified Secured Conversion Provision, as applicable).

                  (b) Unsecured Conversion Period. If Borrowers elect, or are deemed to have elected, that the Conversion Period be an Unsecured Conversion Period, then:

                           (i) The Facility  Termination Date shall be that date
                  that is the day preceding the first anniversary date of the Conversion Date.

                           (ii) From and after three (3)  calendar  months after
                  the Conversion Date, the Aggregate Commitment (and each Bank's Commitment) in effect as of the Conversion Date shall be reduced on the first day after the end of each three-month period by a percentage of such Aggregate Commitment amount (or such
                  Bank's Commitment amount) as follows:

                                            Percentage             Percentage
                                          of Commitment           of Commitment
             Period                         Reduction               Remaining

       3 calendar months after
         Conversion Date                           25%                     75%

       6 calendar months after
         Conversion Date                           25%                     50%

       9 calendar months after
         Conversion Date                           25%                     25%

      12 calendar months after
         Conversion Date                           25%                      0%


                  (c) Secured Conversion Period. If Borrowers elect, or are deemed to have elected pursuant to Section 2.22(a), that the Conversion Period be a Secured Conversion Period, then:

                           (i) The Facility  Termination Date shall be that date
                  that is the day preceding the second anniversary date of the Conversion Date.

                           (ii) From and after three (3)  calendar  months after
                  the Conversion Date, the Aggregate Commitment (and each Bank's Commitment) in effect as of the Conversion Date shall be reduced on the first day after the end of each three-month period by a percentage of such Aggregate Commitment amount (or such Bank's Commitment amount) as follows:

                                           Percentage               Percentage
                                          of Commitment           of Commitment
              Period                        Reduction               Remaining

       3 calendar months after
         Conversion Date                           5%                      95%

       6 calendar months after
         Conversion Date                           10%                     85%

       9 calendar months after
         Conversion Date                           10%                     75%

      12 calendar months after
         Conversion Date                           15%                     60%

      15 calendar months after
         Conversion Date                           15%                     45%

      18 calendar months after
         Conversion Date                           15%                     30%

      21 calendar months after
         Conversion Date                           15%                     15%

      24 calendar months after
         Conversion Date                           15%                     0%

                           (iii) Borrowers shall provide, and Agent and Banks shall accept, Collateral for the Obligations in accordance with the terms of Schedule "2.22". Within thirty (30) days after the Conversion Date, Borrowers shall provide to Agent all Collateral Documents relating to the Collateral. Within ninety (90) days after the Conversion Date, Borrowers shall provide to Agent all Due Diligence Documents relating to the Collateral.

                           (iv) During the Conversion Period, the terms and conditions set forth on Schedule "2.22" shall be deemed to be incorporated into this Agreement by this reference, and Borrowers, Banks and Agent agree that the terms and conditions set forth in Schedule "2.22" shall be controlling to the extent the same are inconsistent with the terms and conditions of this Agreement, and Borrowers, Banks and Agent shall act in accordance therewith.

                  (d) Breach During Certain Periods. Notwithstanding the provisions of Section 2.22(a) above, if any Financial Covenant Test is breached for two (2) consecutive fiscal quarters and the second such fiscal quarter occurs (i) during an Unsecured Conversion Period, or
         (ii) during a Secured Conversion Period, or (iii) during a Modified Secured Conversion Period, or (iv) during the twelve-month period immediately preceding the Facility Termination Date where no Conversion Period is in effect, then the provisions of Section 2.22(a) shall not apply, and such breach shall not be deemed to be an Event of Default under this Agreement.

                  (e) Breach During End of Term. Notwithstanding the provisions of subparagraph 2.22(a) above, if (A) any Financial Covenant Test is breached for two (2) consecutive fiscal quarters and the second such fiscal quarter occurs during the period that is twenty-four (24) months to thirteen (13) months immediately preceding the Facility Termination Date, or (B) the representations and warranties in Section 6.7 are untrue or incorrect as of the date which the same were made (or deemed to be made), and such date occurs during the period that is twenty-four
         (24) to thirteen (13) months immediately preceding the Facility Termination Date, and (C) in either event, no Conversion Period is then in effect, then unless the Required Banks in their sole and absolute discretion agree otherwise, the Conversion Period shall automatically commence. The Conversion Date shall be first day of the first month after (I) the second consecutive fiscal quarter of such breach, in the case of clause (A), or (II) such breach, in the case of clause (B). Borrowers shall have the right to elect, by notice given to Banks on or before that day that is thirty (30) days after the Conversion Date, that the Conversion Period be an Unsecured Conversion Period or a Modified Secured Conversion Period; provided, however, that the
         Conversion Period shall be a Secured Conversion Period if the provisions of Section 2.22(a)(I) or (II) apply, or if the Conversion Period results from a breach of Section 6.7. If Borrowers fail to provide such notice within such 30-day period, then Borrowers shall be deemed to have elected that the Conversion Period be an Unsecured Conversion Period. If Borrowers elect (or are deemed to have elected) that the Conversion Period be an Unsecured Conversion Period, then the provisions of subparagraph 2.22(a) shall apply. If Borrowers elect that the Conversion Period be a Modified Secured Conversion Period, then:

                           (i) the Aggregate Commitment (and each Bank's Commitment) in effect as of end of the second fiscal quarter to which such breach relates shall be reduced on the first day after the end of each three-month period thereafter in an equal portion of such Aggregate Commitment amount (or such Bank's Commitment amount), such that the Aggregate Commitment amount (and each Bank's Commitment amount) shall be zero on the Facility Termination Date.

                           (ii) Borrowers shall provide, and Agent and Banks shall accept, Collateral for the Obligations in accordance with the terms of Schedule "2.22". Within thirty (30) days after the end of the second fiscal quarter to which the breach relates, Borrowers shall provide to Agent all Collateral Documents relating to the Collateral. Within ninety (90) days after the end of the second fiscal quarter to which such breach relates, Borrowers shall provide to Agent all Due Diligence Documents relating to the Collateral.

                           (iii) During the Conversion Period, the terms and conditions set forth on Schedule "2.22" shall be deemed to be incorporated into this Agreement by this reference, and Borrowers, Banks and Agent agree that the terms and conditions set forth in Schedule "2.22" shall be controlling to the extent the same are inconsistent with the terms and conditions of this Agreement, and Borrowers, Banks and Agent shall act in accordance therewith.

         2.23 Replacement of Certain Banks. In the event a Bank (the "Affected Bank"):

                  (i) shall have requested compensation from Borrowers under Sections 3.1 or 3.2 to cover additional costs incurred by such Bank that are not being incurred generally by the other Banks, or

                  (ii) shall have delivered a notice pursuant to Section 3.3 that such Affected Bank is unable to extend LIBOR Loans for reasons not generally applicable to the other Banks, or

                  (iii)    is a Rejecting Bank pursuant to Section 2.21,

         then, in any such case, and at any time after such event occurs, Borrowers or Agent may make written demands on such Affected Bank (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Bank to assign, and such Affected Bank shall assign, pursuant to one or more duly executed assignment agreements in substantially the form provided for in Section 15.3.1, within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 15.3, and that are selected by Borrowers and/or Agent, that are reasonably acceptable to Agent or Borrowers, as applicable, that Borrowers or Agent, as the case may be, shall have engaged for such purpose (the "Replacement Bank"), all of such Affected Bank's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 15.3. If any Affected Bank fails to execute and deliver such assignment agreements within thirty (30) days after demand, then such Affected Bank shall have no further right to receive any amounts payable under Sections 3.1 and 3.2 with respect to such Affected Bank.

         Agent agrees, upon the occurrence of such events with respect to an Affected Bank and upon written request of Borrowers, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Bank. Agent is authorized, but shall not be obligated to, execute one or more of such assignment agreements as attorney-in-fact for any Affected Bank failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Bank shall have concurrently received, in cash, all amounts due and owing to the Affected Bank hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Bank, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 3.1 and 3.2 with respect to such Affected Bank and all fees payable to such Affected Bank hereunder; provided that, upon such Affected Bank's replacement, such Affected Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section 13.8 with respect to obligations and liabilities accruing prior to the replacement of such Affected Bank.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Bank therewith,

                  (i) subjects any Bank or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrowers (excluding any taxes imposed on, or based on, or determined by reference to the net income of any Bank or applicable Lending Installation, including, without limitation, franchise taxes, alternative minimum taxes and any branch profits tax (collectively, "Excluded Taxes")), any taxes imposed on, or based on, or determined by reference to or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due it hereunder (except for Excluded Taxes),

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rates), or

                  (iii) imposes any other condition or requirement the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, then, within fifteen (15) days after demand by such Bank, Borrowers shall pay such Bank that portion of such increased expense incurred or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment; provided, however, that Borrowers shall not be required to increase any such amounts payable to any Bank (1) if such Bank fails to comply with the requirements of Section 2.20 hereof or (2) to the extent that such Bank determines, in its sole reasonable discretion, that it can, after notice from Borrowers, through reasonable efforts, eliminate or reduce the amount of tax liabilities payable (without additional costs or expenses unless Borrowers agree to bear such costs or expenses) or other disadvantages or risks (economic or otherwise) to such Bank or Agent. If any Bank receives a refund in respect of any amount described in clause (i), (ii) and (iii) above for which such Bank has received payment from Borrowers hereunder, such Bank shall promptly notify Borrowers of such refund and such Bank shall repay the amount of such refund to Borrowers, provided that Borrowers, upon the request of such Bank, agree to return such refund to such Bank in the event such Bank is required to repay such refund. The determination as to whether any Bank has received a refund shall be made by such Bank and such determination shall be conclusive absent manifest error.

         3.2 Changes in Capital Adequacy Regulations. If a Bank or Issuing Bank determines the amount of capital required or expected to be maintained by such Bank, any Lending Installation of such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank is increased as a result of a Change, then, within fifteen (15) days after demand by such Bank or Issuing Bank, Borrowers shall pay such Bank or Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Bank or Issuing Bank determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder, or its issuance or maintenance of or participation in, or commitment to issue, to maintain or to participate in, the Facility Letters of Credit hereunder (after taking into account such Bank's or Issuing Bank's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Bank, Issuing Bank, Lending Installation or any corporation controlling any Bank or Issuing Bank. "Risk-Based Capital Guidelines" means (A) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (B) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Bank determines and notifies Agent that maintenance of any of such Bank's LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid; or if the Required Banks determine and notify Agent that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advance made after the date of any such determination.

         3.4 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrowers for any reason other than default by Banks, Borrowers will indemnify each Bank for any loss or cost or expense incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         3.5 Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrowers to such Bank under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Bank. Each Bank or Issuing Bank shall deliver a written statement of such Bank or Issuing Bank as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Bank or Issuing Bank determined such amount and shall be final, conclusive and binding on Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Bank funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Advance applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) days after receipt by Borrowers of the written statement. The obligations of Borrowers under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                         THE LETTER OF CREDIT FACILITY

         4.1 Facility Letters of Credit. The Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of a Borrower, through such offices or branches as it and a Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this
Article IV, during the period commencing on the date hereof and ending on the Business Day prior to the Facility Termination Date. Each Facility Letter of Credit shall be either (i) a standby letter of credit to support obligations of the requesting Borrower(s), contingent or otherwise, arising in the ordinary course of business, or (ii) a documentary letter of credit in respect of the purchase of goods or services by such Borrower(s) in the ordinary course of business.

         4.2 Limitations. No Issuing Bank shall issue, amend or extend, at any time, any Facility Letter of Credit:

                  (i) if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                  (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations of all Borrowers would exceed $20,000,000;

                  (iii) that, in the case of the issuance of a Facility Letter of Credit, is in, or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by, an amount in excess of the then Aggregate Available Credit;

                  (iv) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations of such Borrower plus the principal amount of all Advances outstanding with respect to such Borrower would exceed the Borrowing Base for such Borrower as of the most recent Inventory Valuation Date;

                  (v) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of all Facility Letter of Credit Obligations plus the principal amount of all Advances outstanding would exceed the aggregate Borrowing Bases determined as of the most recent Inventory Valuation Date;

                  (vi) if such Issuing Bank receives written notice from Agent at or before noon, Phoenix time, on the proposed Issuance Date of such Facility Letter of Credit that one or more of the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by Agent;

                  (vii) that has an expiration date (taking into account any automatic renewal provisions thereof) that is later than one (1) year after the Issuance Date, or such later time as the Issuing Bank may agree; provided, however in no event shall the expiration date be later than the Business Day next preceding the scheduled Facility Termination Date; or

                  (viii) that is in a currency other than Dollars, or that is not consistent with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be updated.

         4.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower requesting the Facility Letter of Credit shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

                  (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no directive from and governmental authority with jurisdiction over the Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter or Credit.

         4.4      Procedure for Issuance of Facility Letters of Credit.

                  (a) Request for Facility Letter of Credit. The requesting Borrower shall give the Issuing Bank and Agent not less than five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vii), (iv) the purpose for which such Facility Letter of Credit is to be issued (which shall be a purpose permitted pursuant to Section 7.2), and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the requesting Borrower shall also provide Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued.

                  (b) Issuing Bank. Within two (2) Business Days after receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), the Issuing Bank shall approve or disapprove, in its reasonable discretion, the form of such requested Facility Letter of Credit, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV. The Issuing Bank shall use reasonable efforts to notify the applicable Borrower of any changes in the Issuing Bank's policies or procedures that could reasonably be expected to affect adversely the Issuing Bank's approval of the form of any requested Facility Letters of Credit.

                  (c) Confirmation of Issuance. Upon receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), Agent shall determine, as of the close of business on the day it receives such request, whether the issuance of such Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii),
         (iii), (iv) and (v) and, prior to the close of business on the second Business Day after Agent received such request, Agent shall notify the Issuing Bank and such Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii), (iii), (iv) and (v). If Agent notifies the Issuing Bank and the applicable Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this
         Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, the Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall give Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

                  (d) Extension and Amendment. An Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this
         Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued; provided, however, that if the Facility Letter of Credit, as originally issued, sets forth such extension or amendment, then the Issuing Bank shall so extend or amend the Facility Letter of Credit upon the request of the applicable Borrower given in the manner set forth in Section 4.4(a) and upon satisfaction of the terms and conditions of Section 4.4(c).

                  (e) Other Letters of Credit. Any Bank may, but shall not be obligated to, issue to a Borrower Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.

                  (f) Existing Letters of Credit. As of the date of this Agreement, certain of the Banks have previously issued, and there are currently outstanding, Letters of Credit for the benefit of one or more Borrowers (the "Existing Letters of Credit"), all pursuant to the Refinanced Loans. Such Existing Letters of Credit shall remain outstanding after the date of this Agreement. Borrowers remain obligated with respect to the Existing Letters of Credit, and the Refinanced Loans shall remain outstanding obligations of Borrowers to the extent of such Existing Letters of Credit. At the request of the applicable Borrower from time to time pursuant to, and subject to the limitations and procedures of, Section 4.4(a), the Existing Letters of Credit shall be converted to Facility Letters of Credit. The date of such conversion shall be deemed to be the date of issuance of such Facility Letter of Credit for purposes of this Agreement, including without limitation, for purposes of calculating the fees payable under
         Section 4.7. Immediately upon such conversion, the Issuing Bank, through Agent, shall be deemed to have sold and transferred, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, in each case without further action on the part of any Person, an undivided interest and participation, (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit. Each Bank severally agrees to fund any disbursements by the Issuing Bank pursuant to Existing Letters of Credit by funding in accordance with Section 4.6. The Existing Letters of Credit converted to Facility Letters of Credit pursuant to this Section 4.4(f) shall be deemed to be Facility Letters of Credit for all purposes under this Agreement, and shall be subject to all terms and conditions hereof.

         4.5 Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Bank or, assuming that such Issuing Bank has complied with the procedures specified in Section 4.4, relieve any Bank of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to Banks other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

         4.6      Participation.

                  (a) Proportionate Share of Banks. Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with
         Section 4.4, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit.

                  (b) Payment by Issuing Bank. In the event that an Issuing Bank makes any payment under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify Agent, which shall promptly so notify each Bank. Upon receipt of such notice, each Bank shall promptly and unconditionally pay to Agent for the account of such Issuing Bank the amount of such Bank's share (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Agent shall promptly pay such amount, and any other amounts received by Agent for such Issuing Bank's account pursuant to this Section 4.6(b), to such Issuing Bank. If Agent so notifies such Bank prior to 10:00 a.m., Phoenix time, on any Business Day, such Bank shall make available to Agent for the account of such Issuing Bank such Bank's share of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its share of the amount of such payment available to Agent for the account of such Issuing Bank, such Bank agrees to pay to Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Bank to make available to Agent for the account of such Issuing Bank such Bank's share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to Agent for the account of such Issuing Bank its share of any payment on the date such payment is to be made.

                  (c) Advances. The payments made by Banks to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and Borrowers hereby expressly acknowledge and agree that such payments shall constitute, Advances hereunder to the applicable Borrower and such payments shall for all purposes be treated as Advances to such Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6). Such Advances shall be Floating Rate Advances, subject to Borrowers' rights under Article II hereof.

                  (d) Copies of Documents. Upon the request of Agent or any Bank, an Issuing Bank shall furnish to the requesting Agent or Bank copies of any Facility Letter of Credit or Reimbursement Agreement to which such Issuing Bank is party and such other documentation as may reasonably be requested by Agent or the Bank.

                  (e) Obligations of Banks. The obligations of Banks to make payments to Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances notwithstanding:

                           (i) any lack of  validity or  enforceability  of this
                  Agreement, any Facility Letter of Credit (except where due to the gross negligence or willful misconduct of the Issuing
                  Bank), or any of the other Loan Documents;

                           (ii) the existence of any claim,  setoff,  defense or
                  other right which any Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, Agent, any Bank, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between a Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit) other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank;

                           (iii) any draft,  certificate  or any other  document
                  presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect so long as the payment by the Issuing Bank under such Facility Letter of Credit against presentation of such draft, certificate or other document shall not have constituted gross negligence or willful misconduct;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (v) any failure by Agent or the Issuing Bank to make any reports required pursuant to Section 4.8; or

                           (vi) the occurrence of any Event of Default or Unmatured Event of Default.

         4.7      Compensation for Facility Letters of Credit.

                  (a) Payment of Facility Letter of Credit Fee. Each Borrower agrees to pay to Agent, in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit Fee therefor, payable in quarterly installments in advance on the Issuance Date and on the first day of each January, April, July and October after the Issuance Date (which installment shall be a pro rata portion of the annual Facility Letter of Credit Fee for the 3-month period in which such payment date occurs). If the Issuance Date is a date other than the first day of January, April, July or October, then the first quarterly installment of the Facility Letter of Credit Fee shall be payable in arrears, on the first day of January, April, July, or October, as applicable, next following the Issuance Date. Such initial installment shall be a pro rata portion of the annual Facility Letter of Credit Fee for the period commencing on the Issuance Date and ending on the day preceding such payment date. Facility Letter of Credit Fees shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days that will elapse during such period, on the basis of a 365 day year. Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to Banks (ratably in the proportion that each Bank's Commitment bears to the Aggregate Commitment).

                  (b) Calculation of Fee. The Facility Letter of Credit Fee shall be determined by reference to the Facility Rating or, if no Facility Rating exists, by reference to the Senior Debt Rating, in accordance with the following table:

           Facility or                                             Applicable
           Senior Debt                                          Letter of Credit
             Rating                                                 Rate (%)

                 BBB-/Baa3 or higher                                  1.125
                 BB+/Ba1                                              1.125
                 BB/Ba2                                               1.250
                 BB-/Ba3                                              1.250
                 B+/B1                                                1.375
                 Lower or no                                          1.375
                 Rating

                  (c) Adjustment of Fee. The Applicable Letter of Credit Rate shall be adjusted, as applicable from time to time, effective on the first January 1, April 1, June 1, or October 1 to occur after any change in the Facility Rating or the Senior Debt Rating, as applicable.

                  (d) Changes to Ratings. Notwithstanding the foregoing, (i) if either of the two (2) rating agencies selected by Borrowers for purposes of calculating the Applicable Letter of Credit Rate shall not have in effect a Facility Rating or a Senior Debt Rating for a reason related to the creditworthiness of Borrowers or Guarantor or to any act or failure to act on the part of Borrowers or Guarantor, then the Applicable Letter of Credit Rate shall be determined by reference to the last category listed above, and (ii) if the rating system used by either such rating agency shall change, or if neither rating agency shall have in effect a Senior Debt Rating nor a Facility Rating and clause (i) above shall not be applicable, then Borrowers and Banks, acting through Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agencies.

                  (e) Amounts Owed to Issuing Bank. An Issuing Bank shall have the right to receive solely for its own account such amounts as the applicable Borrower may agree, in writing, to pay to such Issuing Bank with respect to issuance fees and for such Issuing Bank's out-of-pocket costs of issuing and servicing Facility Letters of Credit.

         4.8 Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth day following the last day of each month, provide to Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month and the aggregate amount (if any) payable by each Borrower to such Issuing Bank during the month pursuant to Section 3.2. Copies of such reports shall be provided promptly to each Bank and Borrowers by Agent.

         4.9      Indemnification; Nature of Issuing Bank's Duties.

                  (a) Indemnity. In addition to amounts payable as elsewhere provided in this Article IV, each Borrower hereby agrees to protect, indemnify, pay and hold harmless Agent and each Bank and Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against Agent, Issuing Bank or Bank as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit for such Borrower other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank issuing a Facility Letter of Credit for such Borrower to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                  (b) Assumption of Risk. As among Borrowers, Banks, Agent and the Issuing Bank, Borrowers assume all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor Agent nor any Bank shall be responsible:

                           (i) for the form,  validity,  sufficiency,  accuracy,
                  genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) for  failure of the  beneficiary  of a Facility
                  Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit;

                           (iv) or errors, omissions, interruptions or delays in
                  transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (v)  for errors in interpretation of technical terms;

                           (vi) for any loss or delay in the transmission or
                  otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof;

                           (vii) for the misapplication by the beneficiary of a
                  Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and

                           (viii) for any consequences arising from causes beyond the control of Agent, the Issuing Bank and Banks including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this Section 4.9.

                  (c) Good Faith. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith under commercially reasonable standards, shall not put such Issuing Bank, Agent or any Bank under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

                  (d) Certain Acts of Issuing Bank. Notwithstanding anything to the contrary contained in this Section 4.9, Borrowers shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of a Borrower.

         4.10 No Obligation to Issue. The Issuing Bank shall not at any time be obligated to issue any Facility Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any other Bank, to exceed any limits imposed by any applicable law, rule or regulation.

         4.11 Obligations of Issuing Bank and Other Banks. Except to the extent that a Bank shall have agreed to be designated as an Issuing Bank, no Bank shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of the Issuing Bank to issue, amend or extend any Facility Letter of Credit are expressly limited by and subject to the provisions of this Article IV.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

         5.1 Initial Advance. Banks shall not be required to make the initial Advance hereunder, and the Issuing Bank shall not be required to issue the initial Facility Letter of Credit hereunder, unless Borrowers have paid to Agent the fees set forth in the letter agreement of even date herewith between Agent and Borrowers, and Borrowers have furnished to Agent with sufficient copies for
Banks:

                           (i) Copies of the certificate of incorporation of each Borrower and Guarantor, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the jurisdiction of incorporation.

                           (ii) Copies, certified by the Secretary or Assistant Secretary of each Borrower and Guarantor, of each such corporation's by-laws and of its

         Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Loan Documents and the Guaranty.

                           (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of each Borrower and Guarantor, which shall identify by name and title and bear the signature of the officers of the such corporation authorized to sign the Loan Documents and the Guaranty (as applicable) and (if applicable) to make borrowings hereunder and to request, apply for and execute Facility Letter of Credit Reimbursement Agreements with respect to Facility Letters of Credit hereunder, upon which certificates Agent, Banks and the Issuing Bank shall be entitled to rely until informed of any change in writing by the applicable Borrower or Guarantor.

                           (iv) A written opinion of Haligman & Lottner, P.C., counsel to Borrowers and Guarantor, addressed to Agent and Banks in substantially the form of Exhibit F hereto.

                           (v) A written certificate of General Counsel of Guarantor, addressed to Agent and Banks in substantially the form of Exhibit G hereto.

                           (vi) A written opinion of local counsel to Borrowers and Guarantor, addressed to Agent and Banks in substantially the form of Exhibit H hereto.

                           (vii) A letter or other evidence from Price Waterhouse LLP, accountants for Borrowers and Guarantor, in form acceptable to Agent, indicating that no material accounting adjustments have occurred with respect to Guarantor's consolidated financial statements in connection with the adoption of FASB 121.

                           (viii)   Notes payable to the order of each of Banks.

                           (ix) Written money transfer instructions, in form acceptable to Agent, addressed to Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as Agent may have reasonably requested.

                           (x)      The Guaranty duly executed by Guarantor.

                           (xi) Evidence satisfactory to Agent (A) of payment in full (which payment may be made from the proceeds of the initial Advance hereunder) of all obligations of Borrowers and Guarantor to, and termination of the financing arrangements evidenced by, the Refinanced Loans, and (B) that all Liens securing the obligations and financing arrangements related to the Refinanced Loans shall be discharged promptly, but in no event later than ninety (90) days, following the payment of such obligations.

                           (xii) An accurate list of all of the Subsidiaries of Guarantor and each Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership interests owned by Guarantor or any Borrower or their Subsidiaries.

                           (xiii) Such other documents as any Bank or Issuing Bank or their respective counsel may have reasonably requested.

         5.2 Each Advance. Banks shall not be required to make any Advance (other than the conversion of an Advance of one Type to an Advance of another Type that does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date, and an Issuing Bank shall not be required to issue, amend or extend a Facility Letter of Credit unless on the applicable Issuance Date:

                  (i) There exists no Event of Default or Unmatured Event of Default.

                  (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date and except for changes permitted by this Agreement. Solely for purposes of this Section 5.2, the representations and warranties in Sections 6.5 and 6.7 relate solely to the date of this Agreement.

                  (iii) After the making of such Advance or issuance of such Facility Letter of Credit, (A) the principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding shall not exceed the Aggregate Commitment, and (B) the aggregate principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding to any individual Borrower shall not exceed the Borrowing Base for such Borrower
         (determined as of the most recent Inventory Valuation Date), and (C) the aggregate principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding shall not exceed the aggregate Borrowing Bases (determined as of the most recent Inventory Valuation Date).

                  (iv) Borrowers shall have delivered to Agent, within the time period specified in Section 2.8, a duly completed Borrowing Notice in substantially the form of Exhibit I hereto.

                  (v) All legal matters incident to (A) the making of such Advance shall be reasonably satisfactory to Agent and its counsel and
         (B) the issuance of such Facility Letter of Credit shall be reasonably satisfactory to Agent, such Issuing Bank and their respective counsel.

         Each Borrowing Notice with respect to each such Advance and each request for a Facility Letter of Credit shall constitute a representation and warranty by Borrowers that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.

                                 ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

         Borrowers represent and warrant to Banks and Agent that:

         6.1 Existence and Standing. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect). Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect).

         6.2 Authorization and Validity. Each Borrower has the corporate power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The execution and delivery by each Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized and the Loan Documents constitute legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity. Guarantor has the corporate power and authority to execute and deliver the Guaranty and to perform its obligations thereunder. The execution and delivery by Guarantor of the Guaranty and the performance of its obligations thereunder have been duly authorized, and the Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.3 No Conflict; Government Consent. Neither the execution and delivery by each Borrower of the Loan Documents or by Guarantor of the Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award  binding  on each  Borrower  or  Guarantor  or a  Borrower's  or
Guarantor's certificate of incorporation or bylaws or the provisions of any indenture (including without limitation the Indenture), instrument or agreement to which each Borrower or Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of each Borrower or Guarantor pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on Schedule "6.3" hereto, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Guaranty.

         6.4 Financial Statements. The December 31, 1995 audited consolidated financial statements of Guarantor and the December 31, 1995 unaudited financial statements of Borrowers and the Subsidiaries delivered to Banks were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Such statements fairly present, in all material respects, the consolidated financial condition and operations of Guarantor, Borrowers and their Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         6.5 Material Adverse Change. Since the date of the financial statements (whether quarterly or annual) of each Borrower and Guarantor described in
Section 6.4, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of Borrowers and Guarantor (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect. The foregoing representation and warranty is made solely as of the date of this Agreement.

         6.6 Taxes. Each Borrower and Guarantor have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by a Borrower or Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax Liens (except Permitted Liens) have been filed and no claims are being asserted with respect to any such taxes that have had or would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Borrower and Guarantor in respect of any taxes or other governmental charges are adequate in accordance with Agreement Accounting Principles.

         6.7 Litigation and Contingent Obligations. Except as set forth in Guarantor's form 10-K report for the period ending December 30, 1995, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Authorized Officer, threatened against or affecting any Borrower or Guarantor that has had or would reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, each Borrower and Guarantor have no material contingent obligations not provided for or disclosed in the financial statements (whether quarterly or annual) of Guarantor and Borrowers that have been most recently delivered by Guarantor and Borrowers to Agent that has had or would reasonably be expected to have a Material Adverse Effect.

         6.8 Subsidiaries. All of the issued and outstanding shares of capital stock of Borrowers have been duly authorized and validly issued and are fully paid and non-assessable.

         6.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. The withdrawal liabilities to Multiemployer Plans of the Guarantor, any Borrower and any other member of the Controlled Group do not, and are not reasonably expected to, exceed $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Guarantor, nor any Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         6.10 Accuracy of Information. All factual information heretofore or contemporaneously furnished in writing by or on behalf of any Borrower or Guarantor to Agent or any Issuing Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of any Borrower or Guarantor to Agent or any Issuing Bank will be, true and accurate (taken as a whole), in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.11 Regulation U. Neither Guarantor, nor any Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U).

         6.12 Material Agreements. Neither any Borrower nor Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default has had or would reasonably be expected to have a Material Adverse Effect.

         6.13 Labor Disputes and Acts of God. Neither the business nor the Property of any Borrower or of Guarantor is affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which has had or would reasonably be expected to have a Material Adverse Effect.

         6.14 Ownership. Each Borrower and Guarantor have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in

Section 6.4 (except to the extent that (i) such properties or assets have been disposed of in the ordinary course of business or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).

         6.15 Operation of Business. Each Borrower and Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted, and as presently proposed to be conducted, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

         6.16 Laws; Environment. Except as set forth in Guarantor's form 10-K report for the period ending December 31, 1995, each Borrower and Guarantor have duly complied, and their businesses, operations and Property are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety). Except as set forth in the form 10-K described herein, each Borrower and Guarantor have been issued all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions;
(2) discharges to surface water or groundwater; (3) solid or liquid waste disposal; (4) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (5) other environmental, health or safety matters. Except in accordance with a valid governmental permit, license, certificate or approval or as set forth in the form 10-K described herein, to the best knowledge of each Borrower, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of a Borrower or Guarantor, of any toxic or hazardous substances or hazardous wastes at or from such Property. Neither Guarantor nor any Borrower has received notice of any written complaint, order, directive, claim, citation, or notice from any governmental authority or any person or entity with respect to violations of law or damage by reason of any Borrower's or Guarantor's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property; (3) solid or liquid waste disposal; (4) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (5) other environmental, health or safety matters affecting any Borrower or Guarantor or its business, operation or Property. Except as set forth in the form 10-K described herein, neither any Borrower nor Guarantor has any material Indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal). A matter will not constitute a breach of this Section 6.16 unless it is reasonably likely to result in a Material Adverse Effect.

         6.17 Investment Company Act. Neither Guarantor nor any Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         6.18 Public Utility Holding Company Act. Neither Guarantor nor any Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.19 Subordination Provisions. The Obligations to the Banks constitute senior indebtedness which is entitled to the benefits of the subordination provisions of the Convertible Subordinated Notes. The Obligations to the Banks constitute Guarantor Senior Indebtedness of Borrowers under the Indenture which entitle the Banks to the benefits of the subordination provisions of the Indenture.

         6.20 Indenture Provisions. Each Borrower is a Wholly-Owned Restricted Subsidiary, as that term is defined in the Indenture. Each Borrower is a Guarantor, as that term is defined in the Indenture.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

         7.1 Financial Reporting. Each Borrower will maintain, and Guarantor will maintain, a system of accounting established and administered in accordance with GAAP, and furnish to Banks:

                  (i) Within 100 days after the close of each fiscal year, (A) an unqualified (or qualified as reasonably acceptable to Agent) audited financial statements of Guarantor certified by one of the "Big Six" accounting firms or other nationally recognized independent certified public accountants, reasonably acceptable to Banks, prepared in accordance with GAAP on a consolidated basis, including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year, and (B) unaudited financial statements, prepared in accordance with GAAP (excluding footnotes) on a consolidated basis for each Borrower and its respective Subsidiaries, including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year.

                  (ii) Within sixty (60) days after the close of the first three
         (3) quarterly periods of each fiscal year, for Guarantor and each Borrower and their respective Subsidiaries, on a consolidated basis, unaudited financial statements, including balance sheets as of the end of such period, statements of income and retained earnings, and a statement of cash flows for the portion of the fiscal year ending with such fiscal period, all certified by an Authorized Officer. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures.

                  (iii) Annually, together with the financial statements described in clause (i) above, a copy of the business plan of Guarantor and each Borrower for the upcoming two (2) fiscal years, including, as to Guarantor, a consolidated balance sheet, statement of income and projection of cash flows.

                  (iv) Within sixty (60) days of the end of each of the first three quarterly periods of each fiscal year, a quarterly variance analysis comparing actual quarterly results versus projected quarterly results for the fiscal quarter most recently ended, including an analysis of revenues, Housing Unit Closings and operating profits (by operating division) for such period, and such other items as are reasonably requested by Agent, together with a written explanation of material variances.

                  (v) Within 100 days after the end of each fiscal year, a variance analysis comparing actual annual results versus the business plan for the fiscal year most recently ended, including an analysis of revenues, Housing Unit Closings and operating profits (by operating division) for such period, and such other items as are reasonably requested by Agent, together with a written explanation of material variances.

                  (vi) By the twenty-fifth day of each calendar month, a Borrowing Base Certificate of an Authorized Officer for each Borrower, with respect to the Inventory Valuation Date occurring on the last day of the immediately preceding calendar month.

                  (vii) Within sixty (60) days after the end of each quarterly period of each fiscal year, a report identifying as to Guarantor and its Subsidiaries the inventory of real estate operations, including land and housing units as of such date, designated in the same categories as are identified in Guarantor's corporate status report currently delivered to Agent; such summary shall include a delineation of sold or unsold items in each category.

                  (viii) Within sixty (60) days after the end of each of the first three quarterly periods, and within one hundred (100) days after the end, of each fiscal year, a certificate of an Authorized Officer as to Borrower's and Guarantor's compliance with the Financial Covenant Tests in the form of Exhibit J hereto.

                  (ix) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA (which requirement may be satisfied by the delivery of the most recent actuarial valuation of each such Single Employer Plan).

                  (x) As soon as possible and in any event within ten (10) days after any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of such Borrower, describing said Reportable Event and the action which such Borrower (or Guarantor) proposes to take with respect thereto.

                  (xi) As soon as possible, and in any event within thirty (30) days after any Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to any Borrower or any member of the Controlled Group and promptly but in any event within two (2) Business Days of receipt by Guarantor, any Borrower or any member of the Controlled Group of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $500,000 with respect to Guarantor, any Borrower or any member of the Controlled Group, a certificate of an Authorized Officer setting forth all relevant details of such event and the action which any Borrower (or Guarantor) proposes to take with respect thereto.

                  (xii) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements (including form 10-K and 10-Q, exclusive of exhibits unless otherwise requested by Agent), and reports which Guarantor sends to its stockholders, and copies of all regular (except form S-8), periodic, and special reports, and all registration statements (exclusive of exhibits unless otherwise requested by Agent) which Guarantor is required to file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

                  (xiii) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting a Borrower or Guarantor (a) which, if determined adversely to such Borrower or Guarantor, could reasonably be expected to have a Material Adverse Effect or (b) in which liability in excess of $2,500,000 (in the aggregate with respect to any action, suit or proceeding) is claimed and alleged against such Borrower or Guarantor.

                  (xiv) As soon as  possible  and in any event  within  ten (10)
         days after receipt by any Borrower or Guarantor, a copy of (a) any written notice or claim to the effect that any Borrower or Guarantor is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Borrower or Guarantor which, in the case of either (a) or (b), could reasonably be expected to have a Material Adverse Effect or could result in liability to any Borrower or Guarantor in excess of $2,500,000 (in the aggregate with respect to any notice or claim).

                  (xv)   Such   other   information   (including   non-financial
         information) as Agent may from time to time reasonably request.

         7.2 Use of Proceeds. Subject to the limitations contained in this Agreement, each Borrower will use the proceeds of Advances for its own acquisition, development or holding of real property or the construction of improvements in connection with the home building, real estate operations or
related  businesses  of  such  Borrower   (including  payment  of  reimbursement
obligations with respect to Facility Letters of Credit), and any other use permitted with the definition of "Guarantor Senior Indebtedness" under the Indenture, and to repay outstanding Advances. Each Borrower will not, and Guarantor and each Subsidiary will not, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or, except as otherwise permitted by this Agreement, to purchase any securities in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

         7.3 Notice of Event of Default. Each Borrower will, and Guarantor will, give prompt notice in writing to Agent of the occurrence of (i) any Event of Default or Unmatured Event of Default and (ii) any other development, financial or otherwise, that has had or would be reasonably expected to have a Material Adverse Effect.

         7.4 Conduct of Business. Except as otherwise permitted under this Agreement, each Borrower will, and Guarantor will, carry on and conduct business in the same general manner and in substantially the same fields of enterprise as presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in their respective jurisdictions of incorporation and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted; provided, however, that nothing contained herein shall prohibit the dissolution of any Borrower as long as another Borrower succeeds to the assets, liabilities and business of the dissolved Borrower.

         7.5 Taxes. Each Borrower will, and Guarantor will, pay prior to delinquency all taxes, assessments and governmental charges and levies upon them or their income, profits or Property, except (i) those that solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to Guarantor or any Subsidiary; (ii) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, and (iii) to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.6 Insurance. Each Borrower will, and Guarantor will, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to Agent upon request full information as to the insurance carried.

         7.7 Compliance with Laws. Each Borrower will, and Guarantor will, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.8 Maintenance of Properties. Each Borrower will, and Guarantor will, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.9 Inspection. Each Borrower will, and Guarantor will, permit Agent and Banks, by their respective representatives and agents, to inspect any of the Property, corporate (or partnership) books and financial records of such Borrower and Guarantor to examine and make copies of the books of accounts and other financial records of such Borrower and Guarantor, and to discuss the affairs, finances and accounts of such Borrower and Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Agent may designate.

         7.10 Environment. Each Borrower will, and Guarantor will, (i) comply, in all material respects, with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; (ii) promptly contain and remove or otherwise remediate any hazardous discharge from or affecting the Property of any Borrower or Guarantor, to the extent required by and in compliance with all applicable laws; (iii) promptly pay any fine or penalty assessed in connection therewith or contest the same in good faith; and (iv) permit Agent to inspect such Property, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto at reasonable hours and places; and (v) at the request of the Required Banks, and at such Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Required Banks, and such other and further assurances reasonably satisfactory to the Required Banks that any new condition or occurrence hereafter identified in any updated form 10-K or 10-Q has been corrected; provided that a failure to comply with the provisions of clauses (i) through (v) of this Section 7.10 shall not constitute an Event of Default or an Unmatured Event of Default unless such noncompliance has resulted in or is reasonably likely to result in a Material Adverse Effect.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

         During the term of the Agreement, unless the Required Banks shall otherwise consent in writing:

         8.1 Dividends. Each Borrower will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend if, prior to or after giving effect to the declaration and payment of any Dividend, there shall exist any Event of Default under this Agreement, or Borrowers shall be in breach of the Individual Debt Coverage Test or the Aggregate Debt Coverage Test. Guarantor will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend if, prior to or after giving effect to the declaration and payment of any Dividend, there shall exist any Event of Default under this Agreement.

         8.2 Indebtedness. Each Borrower will not, and Guarantor will not, create, incur or suffer to exist any Indebtedness, except, without duplication and without duplication as to Borrowers and Guarantor:

                  (i)      The Loans.

                  (ii) Indebtedness existing on the date hereof (and not otherwise permitted under this Section 8.2) and described in Schedule "8.2(ii)" hereto and Refinancing Indebtedness with respect thereto.

                  (iii) Indebtedness of Guarantor's mortgage lending and financial asset management Subsidiaries.

                  (iv)     Rate Hedging Obligations.

                  (v) Intercompany Indebtedness between any Borrower, Guarantor and/or any Subsidiary, provided that, as to Indebtedness of a Borrower to Guarantor, such Indebtedness is subordinated by Guarantor under the Guaranty to the reasonable satisfaction of Agent.

                  (vi) Trade accounts payable and accrued expenses arising or occurring in the ordinary course of business.

                  (vii)    Indebtedness constituting Capitalized Lease
         Obligations.

                  (viii)   Indebtedness   with  respect  to  Letters  of  Credit
         (including Facility Letters of Credit) in an aggregate face amount outstanding at any time not to exceed $35,000,000.

                  (ix) Indebtedness secured by purchase-money Liens permitted under Section 8.6(iii).

                  (x)      Subordinated Indebtedness.

                  (xi) Non-Recourse Indebtedness incurred in the ordinary course of business.

                  (xii) Performance bonds, completion bonds, guarantees of performance, and guarantees of Indebtedness of a special district entered into in the ordinary cause of business.

                  (xiii) Indebtedness of a Person existing as of the time of the Acquisition of such Person by any Borrower or Guarantor, provided that, after giving effect to such Acquisition, Borrowers or Guarantor, as applicable, are in compliance with the terms of this Agreement (including without limitation the Financial Covenant Tests).

                  (xiv)  Indebtedness  evidenced  by the  Senior  Notes  and the
         Convertible   Subordinated  Notes  and  Refinancing  Indebtedness  with
         respect thereto.

                  (xv) Public Indebtedness, so long as such Indebtedness (A) as to Guarantor, is either subordinated to or pari passu with Guarantor's obligations under the Guaranty; and (B) as to Borrowers, is Subordinated Indebtedness.

                  (xvi) Indebtedness of a Borrower or Guarantor secured by a Lien on real property owned by such Borrower or Guarantor, where (A) the real property is not related to Housing Units or Land Under Development, and (B) the aggregate outstanding amount of such Indebtedness, plus all amounts committed but undisbursed in connection with such Indebtedness, does not exceed seventy-five percent (75%) of the fair market value of the real property encumbered by such Lien.

                  (xvii) Indebtedness, except Public Indebtedness, not otherwise permitted by this Section 8.2 in an aggregate amount outstanding at any time not to exceed $35,000,000.

                  (xviii) Indebtedness of Guarantor which arises pursuant to a guarantee of payment or collection executed by Guarantor, guaranteeing the Indebtedness of one or more Borrowers which is permitted under clauses (i) through (xvii) of this Section 8.2.

         8.3 Merger. Each Borrower will not, nor will it permit Guarantor to, merge or consolidate with or into any other Person, unless:

                  (i)      the Borrower is merging with any other Borrower;

                  (ii) a Subsidiary (other than a Borrower) is merging with any Borrower or Guarantor or another Subsidiary, and the Borrower or Guarantor, if applicable, is the continuing corporation;

                  (iii) no Event of Default shall exist or shall occur after giving effect to such transaction;

                  (iv) after giving effect to such transaction, Borrowers and Guarantor, as applicable, shall be in compliance with the Financial Covenant Tests;

                  (v) (a) the other Person to the transaction is in a Related Business or, (b) if not in a Related Business, the aggregate net worth of the acquired non-related entities of all such transactions during any 24-month period shall not exceed $15,000,000, and the Borrower or Guarantor, if involved in the merger, is the continuing corporation; and

                  (vi) the transaction is not otherwise prohibited under this Agreement.

         8.4 Sale of Assets. Each Borrower will not lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person except (i) for sales or leases in the ordinary course of business, and (ii) for leases, sales or other dispositions of its Property that, together with all other Property of such Borrower previously leased, sold or disposed of (other than in the ordinary course of business) as permitted by this Section during the month in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of any Borrower.

         For purposes of this Section 8.4, "Material Portion" means, with respect to the Property of any Borrower, Property which represents more than 25% of the book value of all assets of such Borrower. If a Material Portion of the Property of any Borrower is leased, sold or disposed of in violation of this
Section 8.4, the applicable Borrower shall pay to Agent for the benefit of Banks at the time of such lease, sale or disposal, all amounts owed by such Borrower pursuant to Section 2.2, taking into account the effect of lease, sale or disposal.

         8.5 Investments and Acquisitions. Each Borrower will not, and Guarantor will not, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i)    Investments in Cash Equivalents.

                  (ii) Loans or advances made to officers, directors or employees of Guarantor or any Borrower or any Subsidiary.

                  (iii) Carryback loans made in the ordinary course of business in conjunction with the sale of Property of such Borrower or Guarantor.

                  (iv) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets.

                  (v) Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of Guarantor or any Borrower or any Subsidiary, including without limitation Investments in special districts as described in Section 8.2(xii).

                  (vi) Investments in existing Subsidiaries and other Investments in existence on the date hereof.

                  (vii) Investments in Subsidiaries or other Persons whose primary business is not a Related Business in an aggregate amount outstanding at any one time not to exceed $15,000,000.

                  (viii) The Acquisition of or Investment in a business or entity engaged primarily in a Related Business, provided that (a) immediately upon the consummation of any such Acquisition or Investment each Borrower and Guarantor is in compliance with the terms, covenants and conditions of this Agreement (including without limitation the Financial Covenant Tests), and (b) Borrowers shall deliver to Agent a certificate, signed by an Authorized Officer, certifying to the best knowledge of Borrowers and Guarantor, that, on the date of, and taking into account, the consummation of such Acquisition, and based on the reasonable assumptions set forth in such Certificate, no Event of Default has occurred and is continuing, and Borrowers and Guarantor, as applicable, are in compliance with the Financial Covenant Tests.

                  (ix) The creation of new Subsidiaries engaged primarily in a Related Business (or the purpose of which is principally to preserve the use of a name in which such business is conducted).

                  (x) stock, obligations or securities received in satisfaction of debts owing to any Borrower or Guarantor in the ordinary course of business.

                  (xi) Pledges or deposits in cash by a Borrower or Guarantor to support surety bonds, performance bonds or guarantees of completion in the ordinary course of business.

                  (xii) Loans representing intercompany Indebtedness between any Borrower, Guarantor and/or any Subsidiary, provided as to Loans from Guarantor to any Borrower, repayment of such Loans is subordinated to payment of the Obligations to the reasonable satisfaction of Agent. Borrowers shall be entitled to repay such loans, unless such repayment is prohibited by Section 2.2 or Section 8.1.

                  (xiii) Investments pursuant to a Borrower's or Guarantor's employment compensation plans or agreements.

                  (xiv) Payments on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of capital stock or other securities of Guarantor, but only to the extent the same is permitted under the Indenture.

                  (xv)  Investments,  in  addition to those  enumerated  in this
         Section 8.5, in an aggregate amount outstanding at any time not to exceed $5,000,000.

         8.6 Liens. Each Borrower will not, and Guarantor will not, create, incur, or suffer to exist any Lien in, of or on the Property of any Borrower or Guarantor, except:

                  (i)      Permitted Liens and Guarantor Permitted Liens.

                  (ii) Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to Guarantor or any Borrower or any Subsidiary.

                  (iii) Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that

                           (a) Any Property  subject to any of the  foregoing is
                  acquired by any Borrower or Guarantor in the ordinary course of its respective business and the Lien on any such Property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;

                           (b) The  obligation  secured by any Lien so  created,
                  assumed, or existing shall not exceed ninety percent (90%) of the cost the Property covered thereby by any Borrower or Guarantor acquiring the same; and

                           (c) Each Lien shall attach only to the Property so
                  acquired.

                  (iv) Liens existing on the date hereof (and not otherwise permitted under this Section 8.6) and described in Schedule "8.6(iv)" hereto and Liens securing Refinancing Indebtedness with respect thereto, but only to the extent such Liens encumber the same collateral in whole or in part as the previous Liens securing the Indebtedness being refunded, refinanced or extended.

                  (v) Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that the aggregate amount of Indebtedness secured by such Liens outstanding at any time shall not exceed $25,000,000.

                  (vi) Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith.

                  (vii) Liens securing Non-Recourse Indebtedness of Guarantor or any Borrower, where the amount of such Indebtedness is greater than fifty percent (50%) of the fair market value of the Property encumbered by the Liens.

                  (viii) Liens existing with respect to Indebtedness of a Person acquired in an Acquisition permitted by this Agreement.

                  (ix) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.

                  (xi) Leases or subleases granted to others not materially interfering with the ordinary course of business of Guarantor or any Borrower.

                  (xii) Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations.

                  (xiii) Liens in favor of the trustee named therein arising under the Indenture and liens for trustee's fees and similar costs under any Refinancing Indebtedness of the Senior Notes.

                  (xiv) Any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom.

                  (xv) Any legal right of, or right granted in good faith to, a lender or lenders to which a Borrower or Guarantor may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of Guarantor or Borrower with or held by such lender or lenders.

                  (xvi) Any pledge or deposit of cash or property by Borrower or any Guarantor in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business.

                  (xvii) Liens incurred in the ordinary course of business as security for Borrowers' or Guarantor's obligations with respect to indemnification in favor of title insurance providers.

                  (xviii) Letters of credit, bonds or other assets pledged to secure insurance in the ordinary course of business.

                  (xix) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of Guarantor's mortgage lending Subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.

                  (xx) Liens described in Section 8.2(xvi) securing the Indebtedness described therein, so long as (i) each such Lien attaches only to the real property described in Section 8.2(xvi) and (ii) the obligation secured by such Lien is limited to repayment of the Indebtedness permitted under
         Section 8.2(xvi).

                  (xxi) Any other Liens; provided, however, that such Liens under this clause (xxi) do not at any time attach to Property with a book value, in the aggregate, in excess of $15,000,000.

Notwithstanding anything herein to the contrary, each Borrower will not, and will not permit Guarantor to, create, incur, or suffer to exist any Lien in, of or on the capital stock of any Borrower except Liens granted by Guarantor pursuant to the Indenture and Refinancing Indebtedness with respect thereto.

         8.7 Affiliates. Each Borrower will not, and Guarantor will not, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or Guarantor's business and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arms-length transaction, (ii) Investments permitted under Section 8.5, (iii) pursuant to employment compensation plans and agreements, and (iv) with officers, directors and employees of Guarantor or any Subsidiary so long as the same are duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of Guarantor or such Borrower.

         8.8 Modifications to Certain Indebtedness. Each Borrower will not, and Guarantor will not, make any amendment or modification to the subordination provisions of any indenture, note or other agreement evidencing or governing (i) as to any Borrower, any Subordinated Indebtedness, and (ii) as to Guarantor, Indebtedness that has been subordinated to Guarantor's obligations under the Guaranty.

         8.9 Amendments. Each Borrower will not, nor will it permit Guarantor to, amend or modify the Indenture or the Senior Notes, except for amendments or modifications that do not (i) impose upon any Borrower or Guarantor obligations not contained therein as of the date of this Agreement, (ii) change the definition of Guarantor Senior Indebtedness or change any subordination provisions, or (iii) otherwise adversely affect any Borrower or Guarantor.

                                ARTICLE IX

                           FINANCIAL COVENANTS

         During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

         9.1 Minimum Consolidated Tangible Net Worth. Guarantor's Consolidated Tangible Net Worth shall not be less than (i) $170,000,000 plus (ii) fifty percent (50%) of the Consolidated Net Income earned after January 1, 1996 (excluding any quarter in which there is a loss, but applying any Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) one hundred percent (100%) of the net proceeds of capital stock issued by Guarantor after January 1, 1996 (the "Consolidated Tangible Net Worth Test"). Guarantor's compliance with the foregoing covenant shall be measured on a quarterly basis, based on the financial statements delivered to Agent pursuant to Section 7.1. Guarantor's failure to maintain Consolidated Tangible Net Worth in the amount required herein shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, that if Guarantor fail to maintain Consolidated Tangible Net Worth in the amount required herein for two (2) consecutive fiscal quarters, then the Conversion Period shall commence in accordance with, but subject to the limitations of, Section 2.22.

         9.2      Leverage Test; Interest Coverage Test.

                  (a) Leverage Test. Guarantor's Consolidated Indebtedness shall not exceed the product of (i) the then applicable Leverage Multiplier multiplied by (ii) Adjusted Consolidated Tangible Net Worth
        (the "Leverage Test").

                  (b) Interest Coverage Test. If at any time Guarantor shall fail to maintain, for two (2) consecutive fiscal quarters, a ratio, determined as of the last day of each fiscal quarter for the four-quarter period ending on such day, of (i) EBITDA to (ii) Consolidated Interest Incurred, of at least 1.75 to 1.0 (the "Interest Coverage Test"), then the Leverage Multiplier, effective as of the first day of the fiscal quarter immediately following the second quarter of such breach with respect to which Guarantor shall have so failed the Interest Coverage Test, shall be decreased to the extent herein provided. Upon any failure to satisfy the Interest Coverage Test (i.e., a failure for two (2) consecutive fiscal quarters) that occurs on a date on which the Leverage Multiplier is 2.15, the Leverage Multiplier shall be decreased by 0.25 to 1.90. Upon any failure (i.e., a failure for two (2) consecutive fiscal quarters) to satisfy the Interest Coverage Test that occurs on a date on which the Leverage Multiplier is less than 2.15, the Leverage Multiplier shall be decreased by 0.10.

                  (c) Adjustment of Leverage Multiplier. If at any time at which the Leverage Multiplier is less than 2.15, Guarantor shall satisfy the Interest Coverage Test (which for purposes of this Section 9.2(c) shall be deemed satisfied only if, on the same day on which Guarantor maintains the Interest Coverage Test, Guarantor is also in compliance with the Leverage Test), then the Leverage Multiplier, effective as of the first day of the fiscal quarter immediately following the fiscal quarter with respect to which Guarantor shall have so satisfied the Interest Coverage Test, shall be increased to the extent herein provided. Upon satisfaction of the Interest Coverage Test on a date on which the Leverage

         Multiplier is 1.90, the Leverage Multiplier shall be increased to 2.15. Upon satisfaction of the Interest Coverage Test on a date on which the Leverage Multiplier is less than 1.90, the Leverage Multiplier shall be increased by 0.10. In no event shall the Leverage Multiplier exceed 2.15.

                  (d) Effectiveness of Change in Leverage Multiplier. Any increase or decrease of the Leverage Multiplier provided for in this
         Section 9.2 shall be effective as of the first day of a fiscal quarter as provided in Section 9.2(b) or (c) (as applicable), and the Leverage Multiplier (as adjusted) shall remain in effect for the entire fiscal quarter and thereafter unless and until adjusted as of the first day of any subsequent fiscal quarter as provided in this Section 9.2(b) or (c) (as applicable).

                  (e) Measure of Compliance. Guarantor's compliance with covenants in this Section 9.2 shall be measured on a quarterly basis, based on the financial statements delivered to Agent pursuant to
         Section 7.1. A failure to satisfy the Leverage Test or the Interest Coverage Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, if Guarantor fails to satisfy the Leverage Test for two (2) consecutive fiscal quarters, then the Conversion Period shall commence in accordance with, but subject to the limitations of, Section 2.22.

         9.3      Net Worth of Borrowers.

                  (a) Individual Net Worth. Each Borrower will not at any time permit the ratio of (i) the aggregate amount of all Advances outstanding to such Borrower plus the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit for such Borrower to the extent (if any) not reimbursed by such Borrower under Section 4.4 to
         (ii) such Borrower's Net Worth, to be greater than .75 to 1 (the "Individual Debt Coverage Test"). For purposes of this covenant, "Net Worth" means, as to such Borrower, the sum of (A) all capital accounts (including without limitation, any paid-in capital, capital surplus, and retained earnings) plus (B) all advances or other sums or consideration paid and outstanding from Guarantor to such Borrower to the extent the same are subordinated to the Obligations, less (C) all advances or other sums or consideration paid and outstanding from such Borrower to Guarantor, all as determined in conformity with Agreement Accounting Principles.

                  (b) Aggregate Net Worth. Borrowers will not at any time permit the ratio of (i) the aggregate amount of all Advances plus the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit for any Borrower to the extent (if any) not reimbursed by such Borrower under Section 4.4, plus the aggregate amount, without duplications, of all contingent obligations of any Borrower whereby such Borrower guarantees any obligation or liability of

         Guarantor (except pursuant to the Indenture or any Refinancing Indebtedness thereof), to (ii) the aggregate Net Worth of all Borrowers, to be greater than .75 to 1 (the "Aggregate Debt Coverage Test"). For purposes of this covenant, "Net Worth" shall have the meaning set forth in subparagraph (a) above.

                  (c) Measure of Compliance. Borrowers' compliance with the covenants in this Section 9.3 shall be measured on a quarterly basis, based on the financial statements delivered to Agent pursuant to
         Section 7.1. A failure to satisfy the Individual Debt Coverage Test or the Aggregate Debt Coverage Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, if Borrowers fail to satisfy the Individual Debt Coverage Test or the Aggregate Debt Coverage Test for two (2) consecutive fiscal quarters, then the Conversion Period shall commence in accordance with, but subject to the limitations of, Section 2.22.

         9.4 Spec Unit Inventory. Borrowers will not at any time permit the aggregate number of all Spec Units owned by Borrowers to exceed the greater of
(i) fifty percent (50%) of the number of Housing Unit Closings during the preceding twelve (12) months, or (ii) one hundred ten percent (110%) of the number of Housing Unit Closings during the preceding six (6) months. A failure to satisfy the requirements of this Section 9.4 shall not constitute an Event of Default or an Unmatured Event of Default, but any Spec Units owned by Borrowers in excess of the foregoing requirements shall not be included in the Borrowing Base.

                                   ARTICLE X

                               EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         10.1 Representations and Warranties. Any representation or warranty (except the representations and warranties in Section 6.7, but only to the extent the same are made, or deemed made, after the date hereof) made or deemed made by or on behalf of any Borrower or Guarantor to Banks, the Issuing Bank or Agent under or in connection with this Agreement, any Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall not be true and correct in any material respect on the date as of which made, and, with respect to any matter which is reasonably capable of being cured, such Borrower or Guarantor, as applicable, shall have failed to cure the occurrence causing the representation or warranty to be materially untrue or incorrect within thirty (30) days after notice thereof by Agent to Borrowers.

         10.2 Non-payment. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any fees or other obligations under any of the Loan Documents within five (5) days after billing therefor by Agent or Banks.

         10.3 Other Defaults. The breach by any Borrower (other than a breach which constitutes an Event of Default under any other Section of this
Article X) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after notice thereof to Borrowers.

         10.4     Other Indebtedness.

                  (a) Failure of any Borrower or Guarantor to pay when due (after any applicable grace period and after notice from the holder thereof) any Indebtedness (other than Non-Recourse Indebtedness) equal to or exceeding $5,000,000 (in the aggregate); or

                  (b) The default (after any applicable grace period and after notice from the holder thereof) by any Borrower or Guarantor in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (other than Non-Recourse Indebtedness) equal to or exceeding $5,000,000 (in the aggregate) was created or is governed; or

                  (c) Any other event shall occur or condition exist (after any applicable grace period and after notice from the holder thereof), the effect of which is to cause, or to permit the holder or holders of any Indebtedness (other than Non- Recourse Indebtedness) of any Borrower or Guarantor equal to or exceeding $5,000,000 to cause such Indebtedness to become due prior to its stated maturity; or

                  (d) Any Indebtedness (other than Non-Recourse Indebtedness) of any Borrower or Guarantor equal to or exceeding $5,000,000 (in the aggregate) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (after any applicable grace period and after notice from the holder thereof); or

                  (e) Any Borrower or Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         10.5     Bankruptcy.  Any Borrower or Guarantor shall:

                  (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect;

                  (ii)   make an assignment for the benefit of creditors;

                  (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of the Property of Borrowers and Guarantor;

                  (iv)  institute  any  proceeding  seeking  an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file, within the applicable time period for the filing thereof, an answer or other pleading denying the material allegations of any such proceeding filed against it; or

                  (v) fail to contest in good faith any appointment or proceeding described in Section 10.6.

         10.6 Receiver. A receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or Guarantor or any Substantial Portion of the Property of Borrowers and Guarantor without the application, approval or consent of any Borrower or Guarantor, or a proceeding described in
Section 10.5(iv) shall be instituted against any Borrower or Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         10.7 Judgment. Any Borrower or Guarantor shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 which has not been stayed on appeal or is not otherwise being appropriately contested in good faith.

         10.8 Unfunded Liabilities. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan, which Reportable Event has had or would reasonably be expected to have a Material Adverse Effect.

         10.9 Withdrawal Liability. Any Borrower, or Guarantor or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by any Borrower or Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum; provided, however, that such event shall not constitute an Event of Default as long as such Borrower, Guarantor or the Controlled Group member, as applicable, is contesting in good faith the imposition of withdrawal liability.

         10.10 Increased Contributions. Any Borrower, or Guarantor, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, if as a result of such reorganization the aggregate annual contributions of Borrowers, Guarantor and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization occurs by an amount exceeding $5,000,000.

         10.11    Change in Control.  Any Change in Control shall occur.

         10.12 Dissolution. The dissolution or liquidation of Guarantor or any Borrower shall occur, except as permitted under Section 8.3.

         10.13 Guaranty. The Guaranty shall fail to remain in full force or effect with respect to Guarantor or any action shall be taken by Guarantor to discontinue or to assert the invalidity or unenforceability of the Guaranty, or Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or Guarantor denies that it has any further liability under the Guaranty or gives notice to such effect.

         10.14 Collateral. Borrowers shall fail to provide (i) Collateral for the Obligations in accordance with Section 2.22(c), or (ii) all Collateral Documents relating to the Collateral in accordance with Section 2.22(c).

         10.15 No Defaults. The occurrence of any of the following events shall specifically not be an Event of Default or an Unmatured Event of Default under this Agreement:

                  (a)      The breach of any Financial Covenant Test.

                  (b) The representations and warranties made by Borrowers and Guarantor pursuant to Section 6.7 shall be untrue or incorrect on the date as of which the same were made, and such date is after the date of this Agreement.

                  (c) If any  Borrower  shall  apply for,  seek,  consent to, or acquiesce in, the appointment of a receiver, custodiation, trustee, examiner, liquidator or similar official for it or for a Significant Amount of its Property, or if a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed for any Borrower without its application, approval or consent for it or for a Significant Amount of its Property; provided, however, that upon the occurrence and during the continuation of the foregoing, all Property of such Borrower shall be automatically excluded from the Borrowing Base; and provided further, that upon any such appointment for any Property of any Borrower that is not a Significant Amount of its
         Property (which appointment shall not be an Event of Default or Unmatured Event of Default under this Agreement), such Property shall be automatically excluded from the Borrowing Base. "Significant Amount" means, with respect to the Property of such Borrower and its Subsidiaries, taken as a whole, Property which represents more than 10% of the book value of the assets of such Borrower as would be shown on the financial statements of such

         Borrower as of the beginning of the fiscal quarter in which such determination is made, all as determined in accordance with Agreement Accounting Principles.

                  (d) Borrowers' failure to provide all Due Diligence Documents relating to the Collateral in accordance with Section 2.22(c); provided, however, that the affected Collateral shall be automatically excluded from the Borrowing Base.

                                  ARTICLE XI

               ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         11.1     Acceleration; Remedies.

                  (a) If any Event of Default described in Section 10.5 or 10.6 occurs with respect to any Borrower, the obligations of Banks to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Agent, the Issuing Bank or any Bank. If any other Event of Default occurs, the Required Banks may terminate or suspend the obligations of Banks to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives. If, within five (5) days after acceleration of the maturity of the Obligations or termination of the obligations of Banks to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 10.5 or 10.6 with respect to a Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Banks (in their sole discretion) shall so direct, Agent shall, by notice to Borrowers, rescind and annul such acceleration and/or termination.

                  (b) Upon the occurrence of any Event of Default and upon the directive of the Required Banks, Agent or (but only upon directive of the Required Banks) any Bank shall proceed to protect, exercise and enforce the rights and remedies of Agent and Banks under the Loan Documents and the Guaranty against any Borrower, Guarantor and any other party and such other rights and remedies as are provided by law or equity.

                  (c) The order and manner in which Banks' rights and remedies are to be exercised shall be determined by the Required Banks in their sole discretion, and all payments received by Agent and Banks, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of Agent and of Banks, and thereafter paid pro rata to each Bank in the same proportions that each Bank's Commitment bears to the Aggregate Commitment, without priority or preference among Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of Agent and Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to Agent or Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Banks hereunder or thereunder or at law or in equity.

         11.2 Amendments. Subject to the provisions of this Article XI, the Required Banks (or Agent with the consent in writing of the Required Banks) and Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of Banks or any Borrower hereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Bank and Issuing Bank affected thereby:

                  (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate of, or extend the time of payment of, interest or fees thereon;

                  (ii) Release Guarantor from any of its obligations under the Guaranty or the Environmental Agreements;

                  (iii) Change the percentage specified in the definition of Required Banks or Majority Banks;

                  (iv) Increase the amount of the Commitment of any Bank hereunder, or permit any Borrower to assign its rights under this Agreement except by operation of law pursuant to a merger permitted under Section 8.3;

                  (v) Amend any provisions of this Agreement relating to Facility Letters of Credit;

                  (vi) Amend any provisions of this Agreement relating to Swing Line Advances without the consent of Bank One; or

                  (vii) Amend this Section 11.2,  Section 12.7,  Section 14.1 or
         Section 15.2.3.

No amendment of any provision of this Agreement relating to Agent shall be effective without the written consent of Agent. Agent may waive payment or reduce the amount of the fees referred to in Section 13.12 or the fee required under Section 15.3.2 without obtaining the consent of any other party to this Agreement.

         11.3 Preservation of Rights. No delay or omission of any Bank or Issuing Bank or Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of an Event of Default or the inability of any Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Banks (and, if applicable, Agent) required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent, the Issuing Bank and Banks until the Obligations have been paid in full.

         11.4 New Borrowers. Additional Persons may be added as Borrowers under this Agreement upon satisfaction of the following terms and conditions:

                  (i) such Person is (a) a Wholly-Owned Subsidiary of Guarantor, (b) a Wholly Owned Restricted Subsidiary, as defined in the Indenture, and (c) a "Guarantor" (as defined therein) under the Indenture, and

                  (ii) the addition of such Person as a Borrower shall not cause an Event of Default or an Unmatured Event of Default to occur, and

                  (iii) Borrowers shall cause such Subsidiary to execute and deliver to Agent such documents and instruments whereby such Subsidiary assumes the obligations of a Borrower under this Agreement, the Notes and the other Loan Documents, and

                  (iv) Borrowers shall deliver or cause to be delivered, by and with respect to such Subsidiary, certificates, opinions and other documents substantially similar to those required to be delivered under the provisions of Sections 5.1(i), (ii), (iii), (v), (vi) and (vii) and such other documents as Agent or any Issuing Bank or their respective counsel may reasonably request; all of the foregoing shall be in form and substance satisfactory to Agent or such Issuing Bank, as the case may be.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Survival of Representations. All representations and warranties of each Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance, amendment or extension of any Facility Letter of Credit herein contemplated.

         12.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank or Issuing Bank shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation effective after the date of this Agreement.

         12.3 Taxes. Any recording, intangible, filing or stamp fees or taxes or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by Borrowers, together with interest and penalties, if any.

         12.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         12.5 Entire Agreement. The Loan Documents and the letter agreement(s) referred to in this Agreement embody the entire agreement and understanding among Borrowers, Agent and Banks and supersede all prior agreements and understandings among Borrowers, Agent, and Banks relating to the subject matter thereof.

         12.6     Nature of Obligations; Benefits of this Agreement.

                  (a) The respective obligations of Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder.

                  (b) This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         12.7 Expenses; Indemnification. Borrowers shall reimburse Agent for any reasonable outside attorneys' fees and costs paid or incurred by Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Borrowers also agree to reimburse Agent, Banks and each Issuing Bank for any reasonable costs and out-of-pocket expenses (including reasonable outside attorneys' fees and time charges of attorneys for Agent, Banks and such Issuing Bank) paid or incurred by Agent, any Bank or such Issuing Bank in connection with the collection and enforcement of the Loan Documents. Borrowers further agrees to indemnify Agent and each Bank or Issuing Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Agent or any Bank or Issuing Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (except to the extent arising due to the gross negligence or willful misconduct of the indemnified Person or the failure of the indemnified Person to comply with regulatory requirements applicable to it). The obligations of Borrowers under this Section shall be joint and several and shall survive the termination of this Agreement.

         12.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to Agent with sufficient counterparts so that Agent may furnish one to each of Banks.

         12.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the consolidated audited financial statements of Guarantor as of December 31, 1994 ("Agreement Accounting Principles"). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then such calculation shall be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the consolidated audited financial statements of Guarantor as of December 31, 1994.

         12.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.11 Nonliability of Banks and Issuing Bank. The relationship between Borrowers and Banks and Agent shall be solely that of borrowers and lender. Neither Agent nor any Bank or Issuing Bank shall have any fiduciary responsibilities to any Borrower. Neither Agent nor any Bank or Issuing Bank undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of any Borrower's business or operations.

         12.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ARIZONA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         12.13 Arbitration. Subject to the provisions of this Section 12.13, Borrowers, Banks and Agent agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Agreement and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in Phoenix, Arizona, shall be governed by Arizona law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as modified in this Section 12.13. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

                  (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral encumbered by a Deed of Trust or other Loan Document, or otherwise permitted under applicable law; (2) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in this Agreement or any other Loan Document; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (4) to defend or obtain injunctive or other equitable relief from a court of competent jurisdiction against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

                  (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and
         (3) a person with at least ten (10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

                  (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand And No/100ths Dollars ($50,000), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

                  (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

                  (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Arizona Rules of Civil Procedure. Scheduling of such discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

                  (f) The Arizona Rules of Evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder; provided, however, no error by the arbitrators in application of the Rules of Evidence shall be grounds, as such, for vacating the arbitrators' award.

                  (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

                  (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

         12.14 CONSENT TO JURISDICTION. EACH BORROWER AND BANK HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ARIZONA STATE COURT SITTING IN PHOENIX, ARIZONA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER AND BANK HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 12.14 SHALL LIMIT THE RIGHT OF AGENT OR ANY BANK OR ISSUING BANK TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO THE PROVISIONS OF SECTION 12.13, UNLESS PROHIBITED BY LAW, ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST AGENT OR ANY BANK OR ISSUING BANK OR ANY AFFILIATE OF AGENT OR ANY BANK OR ISSUING BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN PHOENIX, ARIZONA.

         12.15 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 12.13, EACH BORROWER, AGENT AND EACH BANK AND ISSUING BANK HEREBY
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR

OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         12.16 Confidentiality. Each Bank and Agent agree to use commercially reasonable efforts to keep confidential any financial reports and other information from time to time supplied to them by any Borrower hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of any Borrower, except for disclosure (i) to Agent and the other Banks or to a Transferee, (ii) to legal counsel, accountants, and other professional advisors to a Bank, Agent or a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Bank is a party, and (vi) permitted by Section
15.4. Any Bank or Agent disclosing such information shall use commercially reasonable efforts to advise the Person to whom such information is disclosed of the foregoing confidentiality agreement and to direct such Person to comply therewith.

                                ARTICLE XIII

                                    AGENT

         13.1 Appointment. Bank One is hereby appointed Agent hereunder and under each other Loan Document, and each of Banks irrevocably authorizes Agent to act as the agent of such Bank. Agent agrees to act as such upon the express conditions contained in this Article XIII. Agent shall not have a fiduciary relationship in respect of any Borrower, any Bank or the Issuing Bank by reason of this Agreement.

         13.2 Powers. Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to Banks, or any obligation to Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Agent. Agent shall have the sole and exclusive right to take any actions or to give any notices relating to this Agreement pursuant to the Indenture.

         13.3 General Immunity. Neither Agent (in its capacity as Agent and not in its capacity as a Bank) nor any of its directors, officers, agents or employees shall be liable to any Borrower or any Bank for action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         13.4 No Responsibility for Loans, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing or any request for the issuance, amendment or extension of any Facility Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document or Reimbursement Agreement, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (iii) the satisfaction of any condition specified in Article IV or V, except receipt of items required to be delivered to Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document (including without limitation any Reimbursement Agreement) or any other instrument or writing furnished in connection with any of the foregoing. Agent shall have no duty to disclose to Banks information that is not required to be furnished by any Borrower to Agent at such time, but is voluntarily furnished by any Borrower to Agent (either in its capacity as Agent or in its individual capacity).

         13.5 Action on Instructions of Banks. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Banks (except as otherwise provided in Section 11.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Banks and on all holders of Notes. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         13.6 Employment of Agents and Counsel. Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to Banks, except as to money or securities or other Property received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         13.7 Reliance on Documents; Counsel. Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent.

         13.8 Agent's Reimbursement and Indemnification. Banks agree to reimburse and indemnify Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by Borrowers for which Agent is entitled to reimbursement by Borrowers under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent. The obligations of Banks under this Section 13.8 shall survive payment of the Obligations and termination of this Agreement.

         13.9 Rights as a Bank or Issuing Bank. In the event Agent is a Bank, Agent shall have the same rights and powers hereunder and under any other Loan Document as any Bank and may exercise the same as though it were not Agent, and the term "Bank" or "Banks" shall, at any time when Agent is a Bank, unless the context otherwise indicates, include Agent in its individual capacity. In the event Agent is an Issuing Bank, Agent shall have the rights and powers of the Issuing Bank hereunder and may exercise the same as though it were not Agent, and the term "Issuing Bank" shall, at any time when Agent is the Issuing Bank, unless the context otherwise indicates, include and mean Agent in its capacity as the Issuing Bank. Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         13.10 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon Agent or any other Bank and based on the financial statements prepared by Borrowers and Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         13.11 Successor Agent. Agent may resign at any time by giving written notice thereof to Banks and Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, sixty (60) days after the retiring Agent gives notice of its intention to resign. Agent may be removed at any time with or without cause by written notice received by Agent from the Majority Banks, such removal to be effective on the date specified by such Banks. The consent of Borrowers shall be required prior to any removal of Agent becoming effective; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrowers shall not be required. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of a Borrower and Banks, a successor Agent. Any Bank can be a successor Agent upon the approval of the Majority Banks. Any other successor Agent shall be appointed only with the prior reasonable consent of Borrowers. If no successor Agent shall have been so appointed by the Majority Banks within forty-five (45) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrowers and Banks, a successor Agent.

         If Agent has resigned or been removed and no successor Agent has been appointed, Banks may perform all the duties of Agent hereunder and each Borrower shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or the Loan Documents, all amounts payable by Borrowers under this Agreement shall be determined as if such Bank had not sold such participating interests, and each Borrower, Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

         13.12 Agent's Fee. Borrowers agree to pay to Agent, for its own account, the fees agreed to by Borrowers and Agent pursuant to that certain letter agreement of even date herewith, or as otherwise agreed from time to time.

                                 ARTICLE XIV

                              RATABLE PAYMENTS

         14.1 Ratable Payments. If any Bank (whether by common law right of setoff or otherwise) has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with common law right of setoff or amounts which might be subject to common law right of setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is prevented, restricted or otherwise impeded by legal process, or otherwise, appropriate further adjustments shall be made.

                                 ARTICLE XV

              BENEFIT OF AGREEMENT, ASSIGNMENTS; PARTICIPATIONS

         15.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrowers, Agent, Banks and the Issuing Bank and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents (except as otherwise permitted under Section 8.3), and
(ii) any assignment by any Bank must be made in compliance with Section 15.3. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of Borrowers or Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 15.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         15.2     Participations.

                  15.2.1 Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Persons that are not, and that are not Affiliates of a Person, in the home building business ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents in an amount of not less than $5,000,000, so long as immediately following such sale the selling Bank shall retain at least one-half (1/2) of its Commitment. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement shall be determined as if such Bank has not sold such participating interests, and Borrowers, Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

                  15.2.2 Voting Rights. Each Bank shall retain the sole right to approve, and/or grant its consent to, without the consent of any Participant, any amendment, modification or waiver or other matter relating to any provision of the Loan Documents.

                  15.2.3 Waiver of Setoff. Each Participant shall be deemed to have waived any and all rights of setoff, including any common law right of setoff, in respect of its participating interest in amounts owing under the Loan Documents.

         15.3     Assignments.

                  15.3.1 Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions that are not, and that are not Affiliates of a Person, in the home building business ("Purchasers") all or any part of its rights and obligations under the Loan Documents in the amount of not less than $10,000,000, provided that each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under the Loan Documents; and provided further, that immediately following such assignment, the assigning Bank either (i) shall retain a Commitment of not less than $10,000,000 or, if the assigning Bank is Agent, not less than $40,000,000, or (ii) shall have assigned all of its

Commitment and have no remaining interest in the Obligations. Such assignment shall be substantially in the form of Exhibit K hereto or in such other form as may be agreed to by the parties thereto. The consent of Borrowers and Agent shall be required prior to an assignment becoming effective; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrowers shall not be required.

                  15.3.2 Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment, substantially in the form attached as Exhibit "1" to Exhibit K hereto (a "Notice of Assignment"), together with any consents required by Section 15.3.1, and (ii) payment by the Bank of a $5,000 fee to Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA.

         On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrowers, Banks or Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.2, the transferor Bank, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         15.4 Dissemination of Information. Each Borrower authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all public information in such Bank's possession concerning the creditworthiness of such Borrower, Guarantor and their Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 12.15 of this Agreement.

         15.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.

                                ARTICLE XVI

                                  NOTICES

         16.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         16.2 Change of Address. Any Borrower, Agent, any Bank and the Issuing Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                               ARTICLE XVII

                               COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by all Borrowers, Agent, and Banks and each party has notified Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, Borrowers, Banks, and Agent have executed this Agreement as of the date first above written.

BORROWERS:

                                       RICHMOND AMERICAN HOMES OF
                                       CALIFORNIA, INC., a Colorado corporation

ATTEST:

                                       By:
                                          ------------------------------------
- -------------------------              Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention: John J. Heaney

                                       RICHMOND AMERICAN HOMES OF
                                       MARYLAND, INC., a Maryland corporation

ATTEST:

                                       By:
                                          ------------------------------------
- -------------------------              Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention: John J. Heaney


                                       RICHMOND AMERICAN HOMES OF NEVADA,
                                       INC., a Colorado corporation

ATTEST:

                                       By:
                                          ------------------------------------
- -------------------------              Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention: John J. Heaney


                                       RICHMOND AMERICAN HOMES OF
                                       VIRGINIA, INC., a Virginia corporation

ATTEST:

                                       By:
                                          ------------------------------------
- -------------------------              Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention: John J. Heaney

                                       RICHMOND AMERICAN HOMES, INC., a
                                       Delaware corporation

ATTEST:

                                       By:
                                          ------------------------------------
- --------------------------             Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention: John J. Heaney


                                       RICHMOND HOMES, INC. I, a Delaware
                                       corporation

ATTEST:

                                       By:
                                          -----------------------------------
- --------------------------             Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention: John J. Heaney


                                       RICHMOND HOMES, INC. II, a Delaware
                                       corporation

ATTEST:

                                       By:
                                          -----------------------------------
- --------------------------             Name:    John J. Heaney, Vice President

                                       3600 South Yosemite, Suite 900
                                       Denver, Colorado  80237
                                       Attention:  John J. Heaney

         Commitments                   BANKS:

         $75,000,000.00                BANK ONE, ARIZONA, NA, a national banking
                                       association, Individually and as Agent



                                       By:
                                          ------------------------------
                                       Name:    Rhonda R. Williams
                                                Vice President

                                       Western Region Real Estate
                                       Department A-383
                                       241 North Central Avenue
                                       Phoenix, Arizona  85004
                                       Attention: Rhonda R. Williams



         $40,000,000.00                BANK UNITED OF TEXAS FSB, a federal
                                       savings bank



                                       By:
                                          ---------------------------------
                                       Name:    Thomas S. Griffin
                                                Vice President

                                       5970 South Greenwood Plaza Boulevard
                                       Suite 110
                                       Englewood, Colorado  80111
                                       Attention:  Thomas S. Griffin

        $20,000,000.00                 SANWA BANK CALIFORNIA, a California
                                       corporation



                                       By:
                                          ------------------------------
                                       Name:    Russ Wakeham
                                                Vice President

                                       4041 MacArthur Boulevard, Suite 100
                                       Newport Beach, California  92660
                                       Attention:  Russ Wakeham



        $15,000,000.00                 KEY BANK OF COLORADO, a Colorado
                                       state bank



                                       By:
                                          ------------------------------
                                       Name:    James R. Peoples
                                                Senior Vice President

                                       Southeast Branch
                                       3600 South Yosemite Street
                                       Suite 410
                                       Denver, Colorado 80237
                                       Attention:  James R. Peoples

The undersigned Guarantor is executing this Agreement solely to indicate its confirmation of all of the representations, warranties, covenants, terms and provisions that relate to Guarantor and to evidence its agreement to be bound by the same.

Attest:                          M.D.C. HOLDINGS, INC., a Delaware corporation


- --------------------------

                                 By:
                                    ------------------------------------------
                                 Name:   John J. Heaney
                                 Title:  Vice President